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                        MERCER MUTUAL INSURANCE COMPANY
                              10 NORTH HIGHWAY 31
                          PENNINGTON, NEW JERSEY 08534

                   NOTICE OF SPECIAL MEETING OF POLICYHOLDERS


     Notice is hereby given that a Special Meeting of Policyholders (the "Special Meeting") of Mercer Mutual Insurance Company ("Mercer Mutual" or the
"Company") will be held at                ,                , on                ,
               2003, at 9:00 a.m., local time. Business to be considered at the Special Meeting shall be:


          (1) To consider and vote upon the Plan of Conversion from Mutual to Stock Organization (the "Plan") providing for the conversion of Mercer Mutual from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company, and certain related transactions including the adoption of Amended and Restated Articles of Incorporation of Mercer Mutual.


          (2) To consider and vote upon any other matters that may properly come before the Special Meeting.


     As of the date of mailing of this Notice of Special Meeting, the Board of Directors is not aware of any other matters that may come before the Special Meeting.


     Under the Bylaws of Mercer Mutual, each named insured under a policy of insurance issued by Mercer Mutual that was in force at the close of business on December 13, 2002, is a policyholder entitled to vote, and each such policy is entitled to one vote at the Special Meeting.


                                        BY THE ORDER OF THE BOARD OF DIRECTORS

                                        LOGO
                                        Andrew R. Speaker
                                        President, Chief Executive Officer and
                                        Director

October   , 2003

Pennington, New Jersey

                     ---------------------
                             ---------------------

                                   IMPORTANT



     YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY MATERIAL AND, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED (COLOR) PROXY CARD(S) AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

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                        MERCER MUTUAL INSURANCE COMPANY

                                PROXY STATEMENT


     YOUR (COLOR) PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY THE BOARD OF DIRECTORS OF MERCER MUTUAL INSURANCE COMPANY FOR USE AT A SPECIAL MEETING OF
POLICYHOLDERS TO BE HELD ON           , 2003, AND ANY ADJOURNMENT OR
POSTPONEMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE NOTICE OF SPECIAL MEETING.


     YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" THE PLAN OF CONVERSION FROM MUTUAL TO STOCK ORGANIZATION OF MERCER MUTUAL.

                                  INTRODUCTION


     Purpose of Meeting.  The Special Meeting will be held at                ,
               , on                ,           , 2003, at 9:00 a.m., local time.
The purpose of the Special Meeting is to consider and vote upon the Plan of Conversion from Mutual to Stock Organization. The Plan was unanimously adopted by the Company's Board of Directors. If the Plan is approved by two-thirds of the votes cast at the Special Meeting by named insureds under policies of insurance issued by the Company that were in force at the close of business on December 13, 2002 ("the Voting Record Date"), the Company will be able to convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company (the "Conversion") and become a wholly owned subsidiary of Mercer Insurance Group, Inc. (the "Holding Company"). The Conversion is being completed pursuant to the provisions of the Pennsylvania Insurance Company Mutual-to-Stock Conversion Act. The Holding Company is a Pennsylvania corporation formed by Mercer Mutual for the purpose of becoming its holding company upon the completion of the Conversion. All statements made in this Proxy Statement regarding the Plan are qualified in their entirety by reference to the Plan, a copy of which is attached as Exhibit A.


             INFORMATION RELATING TO VOTING AT THE SPECIAL MEETING


     The Board of Directors of the Company has determined that, in accordance with the Bylaws of the Company and the terms of the Plan, each named insured under an insurance policy issued by the Company that was in force at the close of business on the Voting Record Date is a member who is entitled to notice of and to vote at the Special Meeting (an "Eligible Policyholder"). Each Eligible Policyholder will be entitled at the Special Meeting to cast one vote for each insurance policy under which such Eligible Policyholder is the named insured as of the Voting Record Date; provided, however, that only one vote may be cast for each insurance policy in force as of the Voting Record Date. Thus, an Eligible Policyholder under more than one insurance policy in force as of the Voting Record Date has more than one vote. However, if there is more than one Eligible Policyholder under an insurance policy in force as of the Voting Record Date, those Eligible Policyholders collectively have only one vote with respect to that insurance policy.



     Seven Eligible Policyholders must be present, in person or by proxy, to constitute a quorum at the Special Meeting. Approval of the Plan will require the affirmative vote, either in person or by proxy, of at least two-thirds of the votes cast at the Special Meeting. As of the Voting Record Date, the Company had 37,022 policies outstanding with respect to which Eligible Policyholders would be entitled to cast a total of 37,022 votes at the Special Meeting.



     Eligible Policyholders may vote at the Special Meeting or any adjournment thereof in person or by proxy. Each proxy, when properly executed, will be voted in the manner directed by the Eligible Policyholder. If no instructions are provided, the proxy will be voted "FOR" the approval of the Plan. If any other matters are properly presented before the Special Meeting, the proxies solicited hereby will be voted on such matters by the proxyholders according to their discretion. Any policyholder giving a proxy will have the right to revoke his or her proxy at any time before it is voted by delivering written notice or a duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Special Meeting and voting in person.

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     In the event that conflicting proxies are received from more than one
Eligible Policyholder with respect to the same policy, the proxyholders will vote in accordance with the instructions of a majority of those Eligible Policyholders and, in the case of a tie, the proxyholders will vote in accordance with the instructions set forth in the latest proxy to be filed.



     The Company has retained Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") to act as conversion agent in connection with the Conversion. As part of its duties as conversion agent, Sandler O'Neill will solicit proxies in favor of the Plan. Mercer Mutual will pay Sandler O'Neill a fee of $50,000 and its reasonable out-of-pocket expenses incurred fulfilling its duties as conversion agent. Independent insurance agents of the Company, as the primary contact between the Company and policyholders, frequently can be expected to be the initial contact with policyholders and, as a result, may obtain proxies in favor of the Plan. The Company expects to reimburse agents for their reasonable expenses. The Company also has retained D.F. King & Co., Inc. to provide advisory, consulting and proxy solicitation services for a fee estimated not to exceed $30,000 plus expenses. Proxies also may be solicited by officers, directors or other employees of the Company, in person, by telephone, by e-mail or through other forms of communication. Such persons will be reimbursed by the Company only for their expenses incurred in connection with this solicitation.



     The proxies solicited hereby will be used only at the Special Meeting and at any adjournment or postponement thereof; they will not be used at any other meeting.


                          MERCER INSURANCE GROUP, INC.


     The Holding Company was incorporated under the laws of the Commonwealth of Pennsylvania at the direction of the Board of Directors of Mercer Mutual. It was organized for the purpose of serving as a holding company of Mercer Mutual upon its acquisition of all of the capital stock issued by Mercer Mutual in the Conversion. Prior to the Conversion, the Holding Company has not engaged, and will not engage, in any material operations. Upon completion of the Conversion, the assets of the Holding Company will consist of the outstanding capital stock of Mercer Mutual, between approximately $17.1 million and $26.4 million of the net proceeds from the Conversion-related offerings (as described beginning on page 7 under "The Offering of Holding Company Common Stock") and up to $1 million in proceeds from the Franklin Mutual Purchase Option transaction (see page 14). The Holding Company's principal business will be to hold the stock of Mercer Mutual. The Holding Company also may provide management services to Mercer Mutual.



     The holding company structure will permit the Holding Company to expand the services currently offered through Mercer Mutual, although there are no definitive plans or arrangements for expansion at present. The Holding Company will have greater flexibility than Mercer Mutual to diversify its business activities through existing or newly-formed subsidiaries or through acquisition or merger with other insurance companies or financial service institutions. After the Conversion, the Holding Company will be subject to regulation by the Pennsylvania Insurance Department.



     The Holding Company's executive offices are located at 10 North Highway 31, Pennington, New Jersey, and its telephone number is (800) 223-0534.


                        MERCER MUTUAL INSURANCE COMPANY


     Mercer Mutual was organized and commenced operations in 1844. Mercer Mutual currently operates as a Pennsylvania mutual insurance company through its main office located in Pennington, New Jersey and its branch office located in Lock Haven, Pennsylvania. Mercer Mutual owns all of the stock of Queenstown Holding Company, Inc., which owns all of the stock of Mercer Insurance Company of New Jersey, Inc., an insurance company licensed to do business in New Jersey. Mercer Mutual owns a 49% interest in Franklin Holding Company, Inc. ("FHC"), which owns all of the stock of Franklin Insurance Company, an insurance company licensed to do business in Pennsylvania. Mercer Mutual and its subsidiaries are primarily engaged in the business of writing property and casualty insurance policies and are licensed to write insurance in Pennsylvania and New Jersey. For the year ended December 31, 2002, Mercer Mutual and its consolidated subsidiaries, which include FHC, had revenue of $42.6 million and net income of $2.2 million. For the six

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months ended June 30, 2003, Mercer Mutual and its consolidated subsidiaries had revenue of $23.4 million and net income of $273,000. At June 30, 2003, Mercer Mutual and its consolidated subsidiaries had assets of $111.5 million, total equity of $38.2 million and over 51,000 property and casualty policies in force.



     Mercer Mutual is, and after the Conversion will continue to be, subject to examination and comprehensive regulation by the Pennsylvania Insurance Department.



     Mercer Mutual's executive offices are located at 10 North Highway 31, Pennington, New Jersey, and its telephone number is (800) 223-0534.


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                     DESCRIPTION OF THE PLAN OF CONVERSION

GENERAL


     Effective as of December 13, 2002, Mercer Mutual adopted the Plan of Conversion under the Pennsylvania Insurance Company Mutual-to-Stock Conversion Act. The Plan was amended and restated as of March 19, 2003, April 15, 2003 and June 18, 2003. Pursuant to the Plan, Mercer Mutual will:



          (i) convert from a Pennsylvania-chartered mutual insurance company to a Pennsylvania-chartered stock insurance company, which will be accomplished by the amendment of its Articles of Incorporation to authorize the issuance of capital stock and to comply with the requirements of a Pennsylvania stock corporation, and


          (ii) issue all of its authorized capital stock to the Holding Company in exchange for 50% of the net cash proceeds to be received by the Holding Company from the sale of Holding Company Common Stock.


     The Holding Company will offer for sale between 4,165,000 and 6,261,111 shares of Holding Company Common Stock at a price of $10.00 per share (including shares to be issued to a Holding Company employee stock ownership plan ("ESOP")). This amount was determined based upon an independent valuation of the consolidated pro forma market value of Mercer Mutual as a subsidiary of the Holding Company. The valuation was performed by Griffin Financial Group, LLC ("Griffin"). See "-- Appraisal of the Company" and "-- The Offering of Holding Company Common Stock."



     The Conversion is contingent upon approval of the Plan by the Eligible Policyholders of the Company. The Pennsylvania Insurance Department approved the Plan on July 8, 2003, subject to the Plan's approval by the Eligible Policyholders of the Company and subject to the satisfaction of certain other conditions imposed by the Department in its approval. A copy of the Department order approving the Conversion is attached as Exhibit B. PENNSYLVANIA INSURANCE DEPARTMENT APPROVAL, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN.


BACKGROUND AND REASONS FOR THE CONVERSION


     The Plan is the second plan of conversion adopted by Mercer Mutual in its history. We adopted our first plan of conversion in October 1997. We did so at that time because we believed then, and continue to believe today, that growth is critical to Mercer Mutual's success. However, due in large part to an extensive proxy contest waged by Franklin Mutual Insurance Company, a policyholder of Mercer Mutual at the time, Mercer Mutual's policyholders did not approve the 1997 plan by a sufficient margin, and the 1997 plan was terminated. Franklin Mutual engaged in that proxy contest after its unsolicited offer to acquire Mercer Mutual was unanimously rejected by Mercer Mutual's board of directors. Despite Franklin Mutual's efforts, the 1997 plan was approved by approximately 57% of the votes cast. However, that amount was less than the 66 2/3% of votes cast required by Pennsylvania law.



     Despite the inability to convert to a stock institution, Mercer Mutual has been able to generate significant internal growth since 1997. This success has been built by taking a disciplined approach to underwriting and pricing and by better mixing our product base. However, continued growth remains an essential part of our strategic plan. We would like to grow geographically because we believe we can successfully implement our underwriting, pricing and product strategy over a larger operating region. We also are aware of how severe weather conditions can affect underwriting results, and how our limited geographic operating region increases our exposure to that risk. To expand our operating region and reduce our risk to catastrophe, our strategic plan depends on geographic diversification.



     Because geographic growth remains one of our critical corporate objectives, improving our access to capital continues to be a component of our strategic plan. We believe the geographic diversification that can be achieved as a mutual insurance company is limited. We have determined that the fastest and most effective method to achieve our goals is through a conversion to a stock company. The ability to issue stock and the additional capital generated by a conversion would allow us to seek and finance the acquisition of companies in

                                        5
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other geographic areas. The capital from a conversion also would provide additional underwriting capacity that we could use to expand writings in Pennsylvania and other added markets.



     Although conversion from mutual to stock form has remained one of our objectives, obstacles to achievement of this goal existed until recently. First, we believed that a respite from the Franklin Mutual controversy regarding the 1997 plan was necessary to maintain sound customer and producer relationships. A second obstacle to conversion was that Franklin Mutual initiated litigation in March 2000 against Mercer Mutual's directors alleging that they manipulated the date of Mercer Mutual's annual meetings in an attempt to disenfranchise Franklin Mutual and unlawfully terminated Franklin Mutual's policies of insurance. (We had terminated Franklin Mutual's policies because they did not conform to Mercer Mutual's pre-existing underwriting guidelines; Franklin Mutual appealed this termination to the New Jersey Department of Banking and Insurance, which upheld the termination.) This litigation was settled in August 2002. As a result of that settlement, we agreed to grant Franklin Mutual the right to buy stock after the Conversion on the same basis as if Franklin Mutual were an eligible policyholder. However, we did not grant Franklin any other policyholder rights.



     After this last obstacle to conversion was removed, we engaged Griffin Financial Group as our financial advisor, and Stevens & Lee as our counsel, to assist the Board in connection with a review of our strategic alternatives. Griffin Financial Group is a wholly owned subsidiary of Stevens & Lee. Because it would have been a conflict of interest for Stevens and Lee to advise Mercer Mutual with respect to the negotiation of the engagement letters between Mercer Mutual and Griffin, Mercer Mutual did not request and Stevens and Lee did not provide any legal advice to Mercer Mutual in connection with these engagement letters. Mercer Mutual does not believe there is any other real or apparent conflict of interest because of the affiliation between Griffin and Stevens and Lee. Neither Stevens and Lee's legal fees nor Griffin's valuation fee are contingent upon successful completion of the Conversion. However, Griffin's financial advisory fee is contingent upon a successful completion of the Conversion, and the completion of the Conversion is contingent upon delivery of legal opinions by Stevens and Lee.



     A presentation concerning strategic alternatives was made by Griffin and Stevens & Lee to the Board of Directors on September 30, 2002, as the first step in its decision-making process. A number of strategic options were considered at the September 30, 2002 meeting, including remaining a mutual, a mutual to stock conversion, the formation of a mutual holding company, a public offering of the stock of a subsidiary, and a mutual-to-mutual merger. With respect to a mutual to stock conversion, three alternatives were considered:



     - a conversion similar to the 1997 plan that would use the subscription rights model provided for in the Pennsylvania Mutual-to-Stock Conversion Act;



     - a conversion in which all of the surplus of the Company would be distributed to policyholders and a concurrent public offering would be effected; and



     - a subscription rights conversion in which a partial distribution of surplus would be made to policyholders in one of several possible methods.



     The presentation also included a preliminary analysis of the potential appraised value of Mercer Mutual in a subscription rights conversion. The Board of Directors carefully reviewed its options and requested that additional analysis be prepared for discussion at a meeting scheduled for October 10, 2002.



     At the October 10, 2002 meeting, the Board of Directors unanimously directed counsel to prepare the Plan using the same subscription rights conversion model contained in the 1997 plan and provided for in the Mutual-to-Stock Conversion Act. Each of the other strategic options was rejected for the following reasons:



     - The option of remaining a mutual was rejected because it was inconsistent with the long-term strategic vision of the Board of Directors. For similar reasons, a merger with another mutual was rejected as inconsistent with our strategic plan and also because of an absence of attractive candidates.



     - The conversion from mutual to stock form in connection with the formation of a mutual holding company, followed by a public offering by the converted company, as well as a "downstream" public offering of a stock subsidiary, were both eliminated as options because neither transaction is attractive

                                        6
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to the capital markets, especially because of the relatively small size of the ultimate public company. In addition, the Board believes that the mutual holding company structure is not favored by insurance regulators because it allows management, through the mutual holding company, to retain control over a majority of the outstanding voting capital stock of the converted company.



     - Of the mutual to stock conversion options examined, the Board concluded that, unlike the transactions typically undertaken by large life insurance companies, distributing surplus to policyholders coupled with a public offering is not economically feasible for the vast majority of smaller property and casualty insurance companies, including Mercer Mutual, because it results in a depletion of the converting company's capital.



     - The Board examined a subscription rights conversion coupled with a partial distribution of surplus to policyholders. The Board concluded that a transaction of this nature would be complicated, which could result in increased conversion costs, and would raise less capital than a standard subscription rights conversion.



     Based on its review of strategic options, the Board of Directors of Mercer Mutual concluded that the Plan, which uses the subscription rights model, is the most appropriate course for Mercer Mutual. The Board of Directors of Mercer Mutual believes it is important to attract new capital in order to:



          (i) fund geographic expansion both through acquisition and increased producer representation,



          (ii) increase statutory surplus (and thereby strengthen policyholder protection),



          (iii)  reduce reliance on reinsurance,



          (iv)  support current operations,



          (v)  achieve diversification of risk through product growth,



          (vi) provide increased opportunities for Mercer Mutual's policyholders, directors, officers and employees, including the opportunity to acquire stock in the Holding Company, which will provide additional incentive for their performance and enable them to more fully participate in Mercer Mutual's success, and



          (vii) create new jobs.



     The Board of Directors also believes that reorganizing Mercer Mutual as a wholly-owned subsidiary of the Holding Company will enhance and improve operational flexibility and will facilitate product expansion and acquisitions. The Holding Company will have the ability to issue stock to make acquisitions and to access capital markets to satisfy future capital needs. Acquisitions and product expansion will result in diversification of risk and enable Mercer Mutual to compete more effectively with other insurance companies.



     On December 13, 2002, the Board of Directors of Mercer Mutual unanimously adopted the Plan, subject to approval by the Pennsylvania Insurance Department and the Eligible Policyholders of Mercer Mutual. The Plan was amended and restated on March 19, 2003, April 15, 2003 and on June 18, 2003. An application with respect to the Conversion was filed by Mercer Mutual with the Pennsylvania Insurance Department on January 13, 2003. Notice of the filing and the opportunity to comment on and to request and receive a copy of the Plan was mailed on January 13, 2003, to all eligible policyholders, as required by law. The Pennsylvania Insurance Department held an informational public hearing regarding the Conversion on May 15, 2003. By order dated July 8, 2003, the Plan was approved by the Pennsylvania Insurance Department. In addition, because the Holding Company, Mercer Mutual and Franklin Insurance Company already are under common control, the acquisition by the Holding Company of the stock of Mercer Mutual is not treated as a change in control of Mercer Mutual or Franklin Insurance Company that requires further regulatory approval. [An application for approval of the Holding Company's acquisition of control of Mercer Insurance Company of New Jersey is pending with the New Jersey Department of Banking and Insurance.]


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THE OFFERING OF HOLDING COMPANY COMMON STOCK


     In connection with the Plan, the Holding Company is concurrently offering for sale Holding Company Common Stock through the issuance of nontransferable subscription rights (the "Subscription Offering"), first, to Eligible Policyholders, second, to the ESOP, and third, to the directors, officers and employees of the Company. Subscription rights received in any of the foregoing categories will be subordinated to the subscription rights of those in a prior category, except that the ESOP shall have the right to purchase in the aggregate up to ten percent (10%) of the number of shares of Holding Company Common Stock issued in the Conversion.

     THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL SHARES OF HOLDING COMPANY COMMON STOCK. SUCH OFFER SHALL BE MADE ONLY BY MEANS OF THE PROSPECTUS THAT ACCOMPANIES THIS PROXY STATEMENT. PLEASE REVIEW THE PROSPECTUS CAREFULLY BEFORE INVESTING. THE PROSPECTUS CONTAINS DETAILED INFORMATION CONCERNING THE SUBSCRIPTION OFFERING, INCLUDING:


     - A DISCUSSION OF THE RISKS OF INVESTING IN SHARES OF HOLDING COMPANY COMMON STOCK.



     - HISTORICAL FINANCIAL DATA FOR MERCER MUTUAL.



     - PRO FORMA FINANCIAL DATA FOR THE HOLDING COMPANY.



     - A DISCUSSION OF MERCER MUTUAL'S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.



     - A REVIEW OF THE TAX CONSEQUENCES OF THE CONVERSION TO MERCER MUTUAL AND ITS POLICYHOLDERS.



     - INFORMATION CONCERNING MANAGEMENT AND MANAGEMENT COMPENSATION.



     - A DISCUSSION OF THE HOLDING COMPANY'S ARTICLES OF INCORPORATION AND
       BYLAWS.



     Concurrently with the Subscription Offering, shares of Holding Company Common Stock not sold in the Subscription Offering are being offered to the general public in a community offering (the "Community Offering"). In the Community Offering preference will be given to (i) natural persons and trusts of natural persons who are permanent residents of the State of New Jersey and the Commonwealth of Pennsylvania (the "Local Community"), (ii) principals of Eligible Policyholders in the case of an Eligible Policyholder that is a corporation, partnership, limited liability company or other entity, (iii) licensed insurance agencies who have been appointed by the Company to market and distribute policies of insurance, and their affiliates, (iv) named insureds under policies of insurance issued by the Company after December 13, 2002, and
(v) providers of goods or services to Mercer Mutual. The term "resident," as used in relation to the preference afforded natural persons in the Local Community, means any natural person who occupies a dwelling within the Local Community, has an intention to remain within the Local Community for a period of time (manifested by establishing a physical, on-going, non-transitory presence within one of the counties in the Local Community) and continues to reside in the Local Community at the time of the Community Offering. In all cases, the determination as to whether a potential purchaser is a "resident" of the Local Community shall be determined in the sole discretion of the Holding Company. Sales of Holding Company Common Stock in the Community Offering will be subject to the prior rights of holders of subscription rights and the right of the Holding Company, in its absolute discretion, to reject orders in the Community Offering in whole or in part and for any reason or no reason. Sandler O'Neill & Partners, L.P. is serving as a financial advisor to the Company in connection with the Subscription Offering and the Community Offering (collectively, the "Conversion Offerings").


     Any shares of Holding Company Common Stock not purchased in the Conversion Offerings may, in the absolute discretion of the Holding Company, be offered for sale to the general public through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill (the "Syndicated Community Offering"). The Conversion Offerings and the Syndicated Community Offering, if any, are hereinafter collectively referred to as the "Offerings."

     The Holding Company Common Stock issued in the Offerings will be freely transferable under the Securities Act of 1933, as amended (the "1933 Act"); provided, however that shares issued to directors and officers of Mercer Mutual or of the Holding Company will be restricted as to transfer for a period of one year
                                        8
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from the effective date of the Conversion pursuant to the provisions of the Act, and will be subject to additional transfer restrictions under the 1933 Act.

VALUATION OF THE COMPANY


     The Pennsylvania Mutual-to-Stock Conversion Act requires that the aggregate purchase price of the Holding Company Common Stock to be issued in the Conversion be equal to the fair market value of such shares based upon an independent valuation of the estimated consolidated pro forma market value of Mercer Mutual as a subsidiary of the Holding Company. Griffin, a firm experienced in corporate valuations, has made an independent appraisal of the estimated consolidated pro forma market value of Mercer Mutual (the "Valuation") as a subsidiary of the Holding Company and has determined that, as of August 15, 2003, such estimated consolidated pro forma market value ranged from $41,650,000 to $56,350,000 (the "Estimated Valuation Range"). The Holding Company, in consultation with its advisors, has determined to offer the shares in the Conversion at a price of $10.00 per share (the "Purchase Price"). Accordingly, the Holding Company will offer between 4,165,000 and 5,635,000 shares of Holding Company Common Stock in the Offerings, except that the Holding Company may issue up to 6,261,111 shares if necessary to satisfy the ESOP's subscription rights to purchase 10% of the shares issued in the Conversion. THE VALUATION IS NOT INTENDED AND MUST NOT BE CONSTRUED AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING SHARES OR AS ANY FORM OF ASSURANCE THAT, AFTER THE CONVERSION, THE SHARES CAN BE RESOLD AT OR ABOVE THE PURCHASE PRICE. The Valuation considered a number of factors and was based upon estimates derived from those factors, all of which are subject to change from time to time. In preparing the Valuation, Griffin relied upon and assumed the accuracy and completeness of financial and statistical information provided by Mercer Mutual. Griffin did not verify the unaudited consolidated financial statements of Mercer Mutual as of and for the six months ended June 30, 2003, or the audited consolidated financial statements of Mercer Mutual as of and for the years ended December 31, 2002, 2001 and 2000, or independently value the assets of Mercer Mutual. For a more detailed description of the valuation, please see the prospectus that accompanies this Proxy Statement under "The Conversion -- The Valuation." The Valuation will be further updated at the end of the Subscription Offering and immediately prior to the completion of the Conversion.



     The total number of shares to be issued in the Conversion may be increased or decreased without a resolicitation of subscribers if the aggregate purchase price is not less than the minimum or more than the maximum of the Estimated Valuation Range, which maximum may be increased if necessary to satisfy the ESOP's subscription rights. Based on the Purchase Price and excluding shares issued to the ESOP, the total number of shares of Holding Company Common Stock that may be issued without a resolicitation of subscribers is from 4,165,000 to 5,635,000 shares. If less than the minimum number of shares offered is sold, all subscriptions will be canceled and all funds will be returned to subscribers.


AMENDMENT OF ARTICLES OF INCORPORATION.


     The Conversion will be accomplished by filing Articles of Conversion of Mercer Mutual. Upon completion of the Conversion, Mercer Mutual will issue all of its newly issued shares of common stock (2,100,000 shares) to the Holding Company in exchange for one-half of the net cash proceeds from the Offerings. None of Mercer Mutual's assets will be distributed in order to effect the Conversion, other than to pay the expenses incident to the Conversion.



     The amendment and restatement of Mercer Mutual's existing Articles of Incorporation is an integral part of the Plan. The Amended and Restated Articles of Incorporation change Mercer Mutual's name to Mercer Insurance Company, authorize the converted company to issue 2,100,000 shares of common stock, prohibit cumulative voting by shareholders in the election of directors, and provide the terms on which the Articles of Incorporation can be further amended. A copy of the proposed Amended and Restated Articles of Incorporation of Mercer Mutual is attached to this Proxy Statement as Exhibit C.

EFFECT OF THE CONVERSION ON POLICYHOLDERS


     General. Because it is a Pennsylvania mutual insurance company, each policyholder in Mercer Mutual has certain membership interests in the insurance company in addition to the contractual right to insurance coverage afforded by the policyholder's policy of insurance. These membership interests are: (i) the right to vote with respect to the election of directors of Mercer Mutual and certain other fundamental corporate transactions, such as an amendment to the articles of incorporation or a merger of Mercer Mutual, (ii) the right to receive dividends if, as and when declared by the board of directors (Mercer Mutual has never declared a policyholder dividend and does not anticipate doing so in the future), and (iii) in the unlikely event of a solvent dissolution of Mercer Mutual, the possible right to receive a pro rata distribution of any surplus remaining after the satisfaction of all claims and other liabilities of Mercer Mutual.



     A policyholder of a Pennsylvania mutual insurance company must have an effective insurance policy issued by that mutual company in order to be a member of that company. However, this membership interest has no tangible market value because it cannot be separated from the underlying insurance policy and is not transferable. A policyholder whose policy is terminated automatically loses this membership interest. Upon the completion of the Conversion, the membership rights of Mercer Mutual's policyholders, other than their contractual rights under insurance policies, will be terminated as a result of the Conversion.



     IF THE PLAN IS NOT APPROVED BY THE REQUISITE VOTE OF THE ELIGIBLE POLICYHOLDERS OR IF THE CONVERSION FAILS TO BE COMPLETED FOR ANY OTHER REASON, MERCER MUTUAL WILL CONTINUE ITS EXISTENCE AS AN INDEPENDENT MUTUAL INSURANCE COMPANY. IN THIS CASE, POLICYHOLDERS WILL RETAIN THE MEMBERSHIP RIGHTS DESCRIBED ABOVE.



     Continuity of Insurance Coverage and Business Operations. THE CONVERSION WILL NOT AFFECT THE INSURANCE PROTECTION OR PREMIUMS UNDER INDIVIDUAL INSURANCE POLICIES WITH MERCER MUTUAL. During and after the Conversion, the normal business of Mercer Mutual of issuing insurance policies will continue without change or interruption. After the Conversion, Mercer Mutual will continue to provide services to policyholders under its current policies.



     The Board of Directors serving Mercer Mutual at the time of the Conversion will serve as the Board of Directors of Mercer Mutual after the Conversion. The Board of Directors of the Holding Company will consist of the following persons, each of whom is an existing director of Mercer Mutual: Roland D. Boehm, H. Thomas Davis, Jr., William V.R. Fogler, William C. Hart, George T. Hornyak, Jr., Richard U. Niedt, Andrew R. Speaker, Richard G. Van Noy and Samuel J. Malizia. All officers of Mercer Mutual at the time of the Conversion will retain their positions with Mercer Mutual after the Conversion.



     Voting Rights. Upon completion of the Conversion, the voting rights of all policyholders in Mercer Mutual will terminate. Policyholders will no longer have the right to elect the directors of Mercer Mutual or to approve material transactions involving Mercer Mutual. Instead, voting rights in Mercer Mutual will be vested exclusively in the Holding Company, which will own all the capital stock of Mercer Mutual. Voting rights in the Holding Company will be held by the shareholders of the Holding Company. Each holder of Holding Company Common Stock shall be entitled to vote on any matter to be considered by the shareholders of the Holding Company, subject to the terms of the Holding Company's Articles of Incorporation, Bylaws and to the provisions of Pennsylvania and federal law.



     Dividends. The Conversion will not affect the reasonable expectation of a policyholder to receive dividends from Mercer Mutual. The terms of the current policies of insurance provide that dividends will be paid only if, as and when declared by the Board of Directors of Mercer Mutual. Mercer Mutual has never declared a policyholder dividend. After the Conversion, the Holding Company, as the sole shareholder of Mercer Mutual, will have the right to receive dividends on its shares if, as and when declared by Mercer Mutual's Board of Directors.



     Rights Upon Dissolution After Conversion. After the Conversion, in the event of a solvent dissolution of Mercer Mutual, policyholders will have no right to receive any pro rata distribution of the surplus of Mercer Mutual. Instead, this right will vest in the Holding Company as the sole shareholder of Mercer Mutual.

  TAX EFFECTS

  In General


     The Company has obtained from the Internal Revenue Service (the "IRS") a private letter ruling (the "PLR") concerning the material tax effects of the Conversion and the Subscription Offering to Mercer Mutual, Eligible Policyholders, and certain other participants in the Subscription Offering. The PLR confirms, among other things, that the Conversion of Mercer Mutual from mutual to stock form will constitute a reorganization within the meaning of
Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"). For federal income tax purposes, the following will apply:


          (i) no gain or loss will be recognized by Mercer Mutual in the pre-Conversion mutual or post-Conversion stock form as a result of the Conversion;

          (ii) Mercer Mutual's basis in its assets, holding period for its assets, net operating loss carry forward, if any, capital loss carry forward, if any, earnings and profits and accounting methods will not be affected by the Conversion;

          (iii) as discussed below, Eligible Policyholders will be required to recognize gain upon the receipt of subscription rights if and to the extent that the subscription rights that are allocated to an Eligible Policyholder are determined to have fair market value;


          (iv) the basis of the Holding Company Common Stock purchased by an Eligible Policyholder pursuant to the exercise of subscription rights will equal the sum of the purchase price of such stock, plus the gain, if any, recognized by the Eligible Policyholder on the subscription rights that are exercised; and



          (v) the holding period of the Holding Company Common Stock purchased by an Eligible Policyholder pursuant to the exercise of subscription rights will begin on the date on which the subscription rights are exercised. In all other cases, the holding period of Holding Company Common Stock purchased by an Eligible Policyholder will begin on the date following the date on which the stock is purchased.


  Subscription Rights


     Generally, the federal income tax consequences of the receipt, exercise and lapse of subscription rights are uncertain. They present novel issues of tax law which are not addressed by any direct authorities. Nevertheless, the IRS has ruled in the PLR that:



     - any gain realized by an Eligible Policyholder as a result of the receipt of subscription rights with a fair market value must be recognized, whether or not such rights are exercised; and



     - the amount of gain recognized by each Eligible Policyholder should equal the fair market value of subscription rights received by the Eligible Policyholder.



     Although not free from doubt, if an Eligible Policyholder is required to recognize gain on the receipt of subscription rights and does not exercise some or all of such subscription rights, the Eligible Policyholder should recognize a corresponding loss upon the expiration or lapse of such Eligible Policyholder's unexercised subscription rights. The amount of that loss should equal the gain previously recognized upon receipt of such unexercised subscription rights, although such loss may not have the same character as the corresponding gain.



     Although not free from doubt, if the membership interests in Mercer Mutual that are held by an Eligible Policyholder are capital assets in the hands of that Eligible Policyholder, any gain resulting from the receipt of the subscription rights should constitute a capital gain. If the Holding Company Common Stock that an Eligible Policyholder would have received upon exercise of the lapsed subscription rights would have constituted a capital asset, the resulting loss upon expiration of such subscription rights should constitute a capital loss. For purposes of determining gain, it is unclear how the subscription rights should be valued or how to determine the number of subscription rights that may be allocated to each Eligible Policyholder during the Subscription Offering.

     In the opinion of Griffin, the subscription rights do not have any fair market value for a number of reasons. These rights are nontransferable, personal rights of short duration. They are provided without charge, and afford the holder only the right to purchase shares of Holding Company Common Stock in the Subscription Offering at a price equal to its estimated fair market value. This price is the same price at which such stock will be sold to purchasers in the Community Offering or the Syndicated Community Offering, if any. Nevertheless, Eligible Policyholders are encouraged to consult with their tax advisors about the tax consequences of the Conversion and the Subscription Offering.



     THE FEDERAL INCOME TAX DISCUSSION ABOVE DOES NOT PURPORT TO CONSIDER ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO EACH ELIGIBLE POLICYHOLDER. A POLICYHOLDER MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE CODE, SUCH AS TRUSTS, INDIVIDUAL RETIREMENT ACCOUNTS, OTHER EMPLOYEE BENEFIT PLANS, INSURANCE COMPANIES, AND ELIGIBLE POLICYHOLDERS WHO ARE EMPLOYEES OF AN INSURANCE COMPANY OR WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH ELIGIBLE POLICYHOLDER IS URGED TO CONSULT HIS OR HER TAX AND FINANCIAL ADVISOR.


INTERPRETATION AND AMENDMENT OF THE PLAN OF CONVERSION


     To the extent permitted by law, all interpretations of the Plan by the Board of Directors of Mercer Mutual and the Board of Directors of the Holding Company will be final, conclusive and binding upon all persons. The Plan may be amended at any time by the affirmative vote of two-thirds of the directors of the Holding Company and Mercer Mutual, subject to the Department's approval of such amendment. The Plan may be amended at any time after it is approved by Eligible Policyholders of Mercer Mutual and prior to the effective date of the Conversion by the affirmative vote of two-thirds of the directors of the Holding Company and of Mercer Mutual then in office; provided, however, that any such amendment shall be subject to approval by the Department and, if the amendment is determined by the Department to be material, by the affirmative vote of at least two-thirds of the votes cast at a meeting of Eligible Policyholders called for that purpose.



     If prior to the effective date of the Conversion, the Department adopts regulations containing mandatory or optional provisions applicable to the Conversion, the Plan may be amended to conform to those regulations. This type of amendment can be made at any time prior to the effective date, provided it is approved by the affirmative vote of two-thirds of the directors of the Holding Company and of Mercer Mutual, and by the Department.


TERMINATION


     The Plan may be terminated at any time by the affirmative vote of two-thirds of the directors of the Holding Company and of Mercer Mutual.



CERTAIN BENEFITS TO EMPLOYEES AND DIRECTORS



     The directors and executive officers of the Holding Company currently have no ownership interest in Mercer Mutual or any of its subsidiaries (with the exception of FHC), and it is not anticipated that they will have any ownership interest at any time prior to the Conversion. H. Thomas Davis, Jr., the founder of Franklin Insurance Company and an officer and director of Mercer Mutual, is the owner of 51% of the outstanding common stock of FHC. He also owns options to acquire 226,100 non-voting shares of common stock of FHC.



     The Holding Company's directors and executive officers and their associates intend to purchase in the Conversion approximately 331,300 shares of Holding Company Common Stock. If they purchase the number of shares they intend to purchase in the Conversion, immediately after the completion of the Conversion the Holding Company's directors and executive officers and their associates will own the following:



     - 12.6% of the outstanding shares of Holding Company Common Stock, assuming the minimum of 4,165,000 shares are sold in the Offerings and 499,617 shares are issued to shareholders of FHC

(255,737 shares of which Mr. Davis is receiving in exchange for his shares of and options to acquire FHC stock), or



     - 8.7% of the outstanding shares of Holding Company Common Stock, assuming the maximum of 6,261,111 shares are sold in the Offerings and 499,617 shares are issued to shareholders of FHC.



     These assumptions do not reflect any of the following:



     - The 100,000 additional shares that may be issued to Franklin Mutual (see "Franklin Mutual Purchase Option" below);



     - The executive officers' proportionate share of the shares that will be allocated to employees under the ESOP in the manner described below; and



     - The shares that would be issuable upon the exercise of options or the vesting of restricted stock awards granted under our proposed stock-based incentive plan described below.



     Upon completion of the Conversion, the ESOP, a tax-qualified benefit plan, will own 10% of the total shares of Holding Company Common Stock issued in the Conversion. The ESOP will use funds borrowed under the terms of a ten-year loan from the Holding Company to finance this purchase. These shares will be allocated to accounts maintained for the benefit of the employees of the Holding Company or its affiliates, including their executive officers, as the loan is repaid. Allocation of shares to employee accounts is not discretionary but rather is governed by an ESOP plan document that must comply with Internal Revenue Service regulations. Allocations generally are based upon the wages of each plan participant relative to the wages of all plan participants, subject to specific limitations regarding allocations to highly compensated individuals.



     The Plan provides that it is the intention of the Holding Company to adopt a stock compensation plan. Accordingly, on June 18, 2003, the Board of Directors of the Holding Company adopted the Mercer Insurance Group, Inc. Stock-Based Incentive Plan (the "Stock Incentive Plan"). In accordance with the requirements of the Pennsylvania Insurance Company Mutual-to-Stock Conversion Act, the adoption of the Stock Incentive Plan is subject to approval by the shareholders of the Holding Company at a meeting to be held after the expiration of six (6) months from the effective date of the Conversion.



     The Stock Incentive Plan authorizes the Board of Directors of the Holding Company, upon receipt of shareholder approval of the Plan, to grant to directors, officers and employees of the Holding Company and its subsidiaries
(i) options to purchase in the aggregate that number of shares of Holding Company Common Stock equal to ten percent (10%) of the number of shares sold in the Conversion, and (ii) in the aggregate, that number of restricted shares of Holding Company Common Stock equal to four percent (4%) of the number of shares sold in the Conversion, which shares of restricted stock will vest at a rate no greater than ratably over a period of five (5) years (i.e., if vesting is ratable, then twenty percent (20%) of the shares would vest each year on the anniversary of the date of grant), except that accelerated vesting is permitted under the Stock Incentive Plan upon the occurrence of certain events specified therein. No decisions concerning the number of shares to be awarded or options to be granted to any director or employee have been made at this time. For a more detailed description of the benefits to employees and directors, see the accompanying prospectus.


                      THE FHC SHARE EXCHANGE TRANSACTIONS


     Mercer Mutual is the owner of 49% of the outstanding Class A Voting common stock, approximately 49% of the outstanding Class B Non-Voting common stock, and 50% of the outstanding Series A Preferred Stock, of FHC, a Delaware insurance holding company that is authorized to issue 1,036,450 shares of stock, consisting of Class A Voting Common Stock ("Class A Stock"), Class B Non-Voting Common Stock ("Class B Stock"), Series A Convertible Redeemable Preferred Stock ("Series A Preferred Stock"), and Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock").

     Mercer Mutual acquired its 102,900 shares of the Class A Stock and options to acquire shares of the Class B Stock pursuant to a stock purchase agreement among Mercer Mutual, H. Thomas Davis, Jr. ("Davis") and FHC, dated April 6, 2001 (the "Stock Purchase Agreement"). The Stock Purchase Agreement included, as a condition to the parties' obligations, a requirement that Mercer Mutual, Davis and FHC execute a Shareholders Agreement (the "FHC Shareholders Agreement"). The FHC Shareholders Agreement provides Mercer Mutual and Davis with exchange rights in the event of the conversion of Mercer Mutual from the mutual form of organization to the stock form of organization. These rights permit Davis and Mercer Mutual to exchange Holding Company Common Stock for all of Davis' shares of FHC capital stock based upon a formula that is dependent on the performance of Mercer Mutual and FHC from July 1, 2001 through June 30, 2003.



     Mercer Mutual acquired 5,000 shares of Series A Preferred Stock pursuant to a stock purchase agreement among Mercer Mutual, as buyer, and certain unrelated individuals, as selling shareholders. The Amended and Restated Certificate of Incorporation of FHC provides Mercer Mutual and the Class B Stockholders, the Series A Preferred Stockholders and the Series B Preferred Stockholders with exchange rights in the event of the conversion of Mercer Mutual from the mutual form of organization to the stock form of organization.



     In the share exchange transactions contemplated by the FHC Shareholders Agreement, on the Effective Date, upon consummation of the Conversion, the Holding Company will transfer and deliver shares of Holding Company Common Stock (the "Exchange Shares") to Mercer Mutual, which will immediately transfer and deliver the Exchange Shares to Davis in exchange for Davis' transfer and delivery of his FHC shares to Mercer Mutual.



     Mercer Mutual expects the Series A Preferred Stockholders and the Series B Preferred Stockholders will agree to execute the respective exchange transactions as contemplated by the provisions of the FHC Amended and Restate Certificate of Incorporation. Accordingly, on the Effective Date, upon consummation of the Conversion, the Holding Company will transfer and deliver the Exchange Shares to Mercer Mutual, which will immediately transfer and deliver the Exchange Shares to the Series A Preferred Stockholders and the Series B Preferred Stockholders, respectively, in exchange for their transfer and delivery of their Series A Preferred Stock and their Series B Preferred Stock, respectively, to Mercer Mutual.



     In the FHC share exchange transactions, approximately 499,617 shares of Holding Company Common Stock will be issued. The exchange of Holding Company Common Stock with Davis, the Series A Preferred Stockholders and the Series B Preferred Stockholders will occur immediately after, but is otherwise functionally unrelated to, the consummation of the Conversion. The issuance of these shares of Holding Company Common Stock will be in addition to the shares of Holding Company Common Stock issued in the Conversion. Upon consummation of the FHC Share Exchange Transactions, Mercer Mutual will own all of the issued and outstanding common and preferred stock of FHC, and former FHC shareholders will own approximately 8.7% to 12.6% of the issued and outstanding Holding Company Common Stock (these percentages include the estimated 499,617 shares to be issued in the share exchange transactions and 100,000 shares that Davis anticipates he will purchase in the Subscription Offering). Because the amount of Exchange Shares issued will be dependent on the interest that accrues on the Series A Preferred Stock and the Series B Preferred Stock through the date of exchange (per the rates set forth in the FHC Amended and Restated Certificate of Incorporation), the exact number of shares to be exchanged cannot be determined at this time.


                        FRANKLIN MUTUAL PURCHASE OPTION


     Franklin Mutual Insurance Company, a New Jersey-chartered mutual insurance company, has the right to purchase the same number of shares of Holding Company Common Stock as an Eligible Policyholder can purchase under the Plan (the "Purchase Option"). Franklin Mutual acquired the Purchase Option prior to the adoption of the Plan pursuant to an agreement that was executed by and between Franklin Mutual and Mercer Mutual during August 2002 (the "Settlement Agreement"). The Settlement Agreement served to settle a legal action that was commenced by Franklin Mutual against the directors of Mercer Mutual on or about

March 8, 2000, as a result of Mercer Mutual's termination of certain policies of insurance that were originally issued by Mercer Mutual to Franklin Mutual, and the scheduling of Mercer Mutual's annual meeting of policyholders. Franklin Mutual will acquire Holding Company Common Stock only if and to the extent Franklin Mutual elects to exercise its Purchase Option on or prior to the consummation of the Conversion. If it does so elect, these shares will be issued to Franklin Mutual immediately after the consummation of the Conversion.


     Mercer Mutual has no knowledge of whether Franklin Mutual will exercise its Purchase Option.

                    THE COMPANY'S ARTICLES OF INCORPORATION
                                   AND BYLAWS

     The following is a summary of certain provisions of the Amended and Restated Articles of Incorporation and Bylaws of Mercer Mutual, which will become effective upon the completion of the Conversion.

     Mercer Mutual's Amended and Restated Articles of Incorporation will authorize Mercer Mutual to issue 2,100,000 shares of common stock, $1.00 par value per share. All of Mercer Mutual's outstanding common stock will be issued to and owned by the Holding Company. Accordingly, exclusive voting rights with respect to the affairs of Mercer Mutual after the Conversion will be vested in the Board of Directors of the Holding Company. A VOTE IN FAVOR OF THE PLAN ALSO WILL CONSTITUTE A VOTE TO APPROVE THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF MERCER MUTUAL.

     Mercer Mutual's Bylaws will provide that the number of directors of Mercer Mutual shall not be fewer than seven, with the exact number to be determined by the Board of Directors. The proposed Bylaws will provide that the number of directors will not be staggered, so that all of the members of the Board will be elected each year.

     Mercer Mutual's Amended and Restated Articles of Incorporation will provide that such Articles may be amended only if such amendment is approved by the Board of Directors of Mercer Mutual, and, if and to the extent required by law, approved by the Department and the shareholders of Mercer Mutual (i.e., the Holding Company). The Bylaws may be amended by a majority vote of the Board of Directors of Mercer Mutual or by a majority vote of the outstanding shares of voting stock of Mercer Mutual at a meeting called for such purpose.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF MERCER MUTUAL UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PLAN. VOTING IN FAVOR OF THE PLAN WILL NOT OBLIGATE ANY PERSON TO PURCHASE HOLDING COMPANY COMMON STOCK IN THE OFFERINGS.

                             ADDITIONAL INFORMATION


     YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY STATEMENT AND, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED (COLOR) PROXY CARD AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. SUBMITTING YOUR PROXY CARD NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT DELIVERED TO THE SECRETARY OF MERCER MUTUAL AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

     THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE HOLDING COMPANY COMMON STOCK. SUCH OFFERS MAY BE MADE ONLY BY THE PROSPECTUS.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Andrew R. Speaker
                                          Andrew R. Speaker
                                          President, Chief Executive Officer and
                                          Director


October   , 2003

Pennington, New Jersey

                                   EXHIBIT A


                               PLAN OF CONVERSION
                       FROM MUTUAL TO STOCK ORGANIZATION

                        MERCER MUTUAL INSURANCE COMPANY

                           ADOPTED DECEMBER 13, 2002
     AMENDED AND RESTATED MARCH 19, 2003, APRIL 15, 2003 AND JUNE 18, 2003

I.  BACKGROUND AND BUSINESS PURPOSE

     As of and effective on December 13, 2002, the Board of Directors of Mercer Mutual Insurance Company ("Mercer Mutual"), after careful study and consideration, adopted by unanimous vote this Plan of Conversion from Mutual to Stock Organization (the "Plan"). Under this Plan, Mercer Mutual will convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company pursuant to the Insurance Company Mutual-to-Stock Conversion Act, 40 P.S. Sections 911-A, et seq. (the "Act") and will become a wholly-owned subsidiary of Mercer Insurance Group, Inc., a holding company (the "Holding Company) incorporated under Pennsylvania law at the direction of Mercer Mutual. Mercer Mutual, as converted, is sometimes hereinafter referred to as the "Converted Company" and the foregoing transaction is sometimes hereinafter referred to as the "Conversion."

     The Conversion is subject to provisions of the Act and the policies of the Pennsylvania Insurance Department (the "Department").

     This Plan is subject to the prior written approval of the Department. This Plan also must be approved by: (i) the affirmative vote of a majority of the members of the Board of Directors of the Holding Company, and (ii) the affirmative vote of at least two-thirds of the votes cast at a meeting of Eligible Policyholders (as hereinafter defined) of Mercer Mutual called for the purpose of considering and voting upon this Plan. Pursuant to this Plan, shares of stock of the Holding Company will be offered at a predetermined and uniform price in a subscription offering pursuant to the exercise of non-transferable subscription rights granted to the following persons (collectively, the "Participants"): first to the Eligible Policyholders of Mercer Mutual; second, to a tax-qualified employee stock benefit plan to be established by the Holding Company, and third, to the Directors, Officers and Employees (as hereinafter defined). Shares not subscribed for in the subscription offering may be offered to the general public in a community offering conducted concurrently with the subscription offering. Shares remaining unsold, if any, then may be offered to the general public in a best efforts or firm commitment underwritten public offering. The aggregate purchase price of the Holding Company stock to be sold in the Conversion will be based upon an independent valuation of Mercer Mutual and will reflect the estimated consolidated pro forma market value of the Converted Company as a subsidiary of the Holding Company. The pro forma market value may be that value that is estimated to be necessary to attract full subscription of the shares. The valuation range may be changed or revised only if such change or revision is approved by the Department.

     It is the desire of the Board of Directors of Mercer Mutual to attract new capital to the Converted Company in order to: (i) increase statutory surplus (and thereby strengthen policyholder protection), (ii) support current operations, (iii) achieve diversification of risk through product growth, (iv) fund geographic expansion both through acquisition and increased agency representation, (v) provide increased opportunities for existing Employees, and
(vi) create new jobs. It is the further desire of the Board of Directors of Mercer Mutual to reorganize the Converted Company as a wholly-owned subsidiary of the Holding Company. The Board of Directors believes a holding company structure will enhance and improve operational flexibility and facilitate product expansion and acquisitions, in order to diversify risk and enable the Converted Company to compete more effectively with other insurance companies. In addition, the Board of Directors of the Holding Company intends to adopt a stock compensation plan to better attract, motivate and retain highly qualified Directors, Officers and Employees.

     No change will be made in the Board of Directors or management of Mercer Mutual as a result of the Conversion.

II.  DEFINITIONS

     Act means the Insurance Company Mutual-to-Stock Conversion Act (40 P.S. Sections 911-A, et seq.).

     Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action toward a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person who acts in concert with another Person ("other party") also shall be deemed to be acting in concert with any Person who also is acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Stock Benefit Plan will be aggregated.

     Affiliate means, with respect to a Person, any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

     Application means the application for approval of the Conversion to be filed by Mercer Mutual with the Department as described in Section III of this Plan.

     Appraiser means a Person that is not an Affiliate of the Holding Company or Mercer Mutual, experienced and expert in the area of corporate appraisals, to be chosen by Mercer Mutual and retained by it to prepare an independent valuation of the consolidated pro forma market value of the Converted Company as a subsidiary of the Holding Company.

     Associate, when used to indicate a relationship with any Person, means: (i) any corporation or organization (other than Mercer Mutual, the Holding Company, FHI, a majority-owned subsidiary of Mercer Mutual or the Holding Company or any other entity that is a member of the same consolidated group as Mercer Mutual or the Holding Company under generally accepted accounting principles) of which such Person is an officer or partner or is, directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that such term shall not include a Tax-Qualified Employee Stock Benefit Plan in which a Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

     Code means the Internal Revenue Code of 1986, as amended.

     Commissioner means the Insurance Commissioner of the Commonwealth of Pennsylvania.

     Community Offering or Syndicated Community Offering means the offering of shares of Conversion Stock to the general public by the Holding Company concurrently with or subsequent to the Subscription Offering, giving preference to: (i) natural Persons and trusts of natural Persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural Persons have substantial interests) who are Residents of the Local Community, (ii) principals of Eligible Policyholders in the case of an Eligible Policyholder that is a corporation, partnership, limited liability company or other entity, (iii) licensed insurance agencies that have been appointed by Mercer Mutual to market and distribute policies of insurance, and their affiliates, (iv) named insureds under policies of insurance issued by Mercer Mutual after December 13, 2002, and (v) providers of goods or services to Mercer Mutual. The Holding Company may retain the assistance of a broker-dealer or a syndicate of broker-dealers to assist it in connection with the sale of Conversion Stock in the Community Offering. If a syndicate of broker-dealers is formed, the Community Offering may sometimes be called a Syndicated Community Offering, but in all events the term Community Offering shall be deemed to include a Syndicated Community Offering.

     Conversion means: (i) the amendment of the articles of incorporation of Mercer Mutual to authorize the issuance of shares of Converted Company Capital Stock and to conform to the requirements of a Pennsylvania stock insurance company under the laws of the Commonwealth of Pennsylvania, (ii) the offer and sale of Conversion Stock by the Holding Company in the Subscription Offering, the Community Offering and any Underwritten Public Offering, and (iii) the purchase by the Holding Company of all the Converted Company Capital Stock; all in accordance with the terms of this Plan.

     Conversion Stock means the shares of no par value common stock of the Holding Company to be offered and sold by the Holding Company pursuant to this Plan but shall not include shares of no par value common stock of the Holding Company issued pursuant to the FHC Certificate of Incorporation, the FHC Shareholder Agreement or the Franklin Settlement Agreement.

     Converted Company means Mercer Mutual in its form as a Pennsylvania stock insurance company resulting from its conversion to the stock form of organization in accordance with the terms of this Plan.

     Converted Company Capital Stock means any and all authorized shares of capital stock of the Converted Company.

     Director means a director of the Holding Company, Mercer Mutual or the Converted Company, as the context may require.

     Effective Date means the date articles of conversion with respect to Mercer Mutual are filed in the office of the Department of State of the Commonwealth of Pennsylvania or such later date as may be specified in such articles.

     Eligibility Record Date means the close of business on December 13, 2002, the effective date of the adoption of this Plan by the Board of Directors of Mercer Mutual.

     Eligible Policyholder means a Person who, on the Eligibility Record Date, is a named insured under a Qualifying Policy issued by Mercer Mutual.

     Employee means any employee of the Holding Company, Mercer Mutual, the Converted Company or their Affiliates.

     FHC means Franklin Holding Company, Inc., a Delaware insurance holding company, that owns Franklin Insurance Company, a Pennsylvania insurance company, and with respect to which 49% of the voting stock is owned by Mercer Mutual.

     FHC Certificate of Incorporation means the Third Amended and Restated Certificate of Incorporation of FHC.

     FHC Shareholders Agreement means the Shareholders Agreement of Franklin Holding Company, Inc. dated June 1, 2002, by and among FHC, Mercer Mutual and H. Thomas Davis.

     Franklin Settlement Agreement means the Settlement Agreement dated August 18, 2002, between Mercer Mutual and Franklin Mutual Insurance Company pursuant to which Mercer Mutual and Franklin Mutual Insurance Company agreed to terminate certain litigation.

     Holding Company means Mercer Insurance Group, Inc., a Pennsylvania business corporation incorporated at the direction of Mercer Mutual for the purpose of becoming a holding company for the Converted Company.

     Holding Company Stock means any and all authorized shares of capital stock of the Holding Company.

     Local Community means the State of New Jersey and the Commonwealth of Pennsylvania, in their entirety, which States comprise the primary geographic market area of Mercer Mutual.

     Market Maker means a dealer (i.e., any Person who engages, either for all or part of such Person's time, directly or indirectly, as agent, broker or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security: (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized interdealer quotation system or furnishes bona fide competitive bid and offer quotations on request, and (ii) is ready, willing and able to effect transactions in reasonable quantities at such dealer's quoted prices with other brokers or dealers.

     Maximum of the Valuation Range means the valuation that is fifteen percent (15%) above the midpoint of the Valuation Range as provided in Section VII(A)(1) of this Plan.

     Mercer Mutual means Mercer Mutual Insurance Company.

     Minimum of the Valuation Range means the valuation that is fifteen percent (15%) below the midpoint of the Valuation Range as provided in Section VII(A)(1) of this Plan.

     Offering means the offering of Conversion Stock by the Holding Company in the Subscription Offering, the Community Offering and in the Underwritten Public Offering pursuant to this Plan.

     Officer means an executive officer of the Holding Company, Mercer Mutual or the Converted Company, as the case may be, including the President, the Executive Vice President, any Senior Vice President, and Vice Presidents in charge of principal business functions.

     Order Form means the original order form or forms to be used by Eligible Policyholders and other Persons eligible to purchase Conversion Stock pursuant to this Plan.

     Participant means a Person entitled to purchase shares of Conversion Stock in the Subscription Offering, which includes an Eligible Policyholder, a Tax-Qualified Employee Stock Benefit Plan, or a Director, Officer or Employee.

     Person means any individual, corporation, partnership, association, limited liability company, trust or other entity.

     Plan means this Plan of Conversion, as it from time to time may be amended, under which Mercer Mutual will convert from a Pennsylvania-chartered mutual insurance company to a Pennsylvania-chartered stock insurance company and become a wholly-owned subsidiary of the Holding Company.

     Purchase Price means the uniform price per share at which the Conversion Stock will be offered and sold in the Offering, which price shall be determined by the Holding Company in accordance with Section VII(A)(2) of this Plan.

     Qualifying Policy means a policy of insurance issued by Mercer Mutual and in force as of the close of business on the Eligibility Record Date.

     Registration Statement means the Registration Statement on Form S-1 and any amendments thereto filed by the Holding Company with the SEC pursuant to the Securities Act of 1933, as amended, to register the offer and sale of shares of Conversion Stock.

     Resident, as used in this Plan in relation to the preference afforded natural Persons and trusts of natural Persons in the Local Community, means any natural Person who occupies a dwelling within the Local Community, has an intention to remain within the Local Community for a period of time (manifested by establishing a physical, ongoing, non-transitory presence within the Local Community) and continues to reside therein at the time of the Subscription and Community Offerings. Mercer Mutual may utilize policyholder records and such other evidence as it may determine to be relevant to make a determination as to whether a Person resides in the Local Community. In the case of a corporation or other business entity, such entity shall be deemed to be a Resident only if its principal place of business or headquarters is located within the Local Community. All determinations as to the status of a Person as a Resident shall be made by Mercer Mutual in its sole and absolute discretion and shall be final and binding.

     SEC means the Securities and Exchange Commission or any successor agency.

     Special Meeting means the Special Meeting of Eligible Policyholders to be called by Mercer Mutual for the purpose of submitting this Plan to Eligible Policyholders for approval.

     Subscription Offering means the offering by the Holding Company of shares of Conversion Stock to Eligible Policyholders, a Tax-Qualified Employee Stock Benefit Plan and Directors, Officers and Employees.

The Holding Company may retain the assistance of a broker-dealer to assist it in connection with the sale of Conversion Stock in the Subscription Offering.

     Subscription and Community Offering Prospectus means the final prospectus to be used in connection with the Subscription and Community Offerings.

     Subscription Rights means the non-transferable, non-negotiable, personal rights of Eligible Policyholders, the Tax-Qualified Employee Stock Benefit Plan and Directors, Officers and Employees to subscribe to purchase Conversion Stock at the Purchase Price.

     Tax-Qualified Employee Stock Benefit Plan means any defined benefit plan or defined contribution plan of Mercer Mutual or of the Holding Company, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan that, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code of 1986, as amended. The term "Non-Tax-Qualified Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan which is not so qualified.

     Underwritten Public Offering means the offer and sale by the Holding Company of Conversion Stock in a best efforts or firm commitment underwritten public offering as contemplated under Section VII of this Plan. The Holding Company may retain the assistance of a broker-dealer or a syndicate of broker-dealers to assist it in connection with the sale of Conversion Stock in the Underwritten Public Offering.

     Valuation Range means the estimated range of the consolidated pro forma market value of Mercer Mutual as a subsidiary of the Holding Company, to be prepared by the Appraiser as provided in Section VII(A)(1) of this Plan.

III.  APPLICATION

     Within 90 days after adoption of this Plan by the Board of Directors of Mercer Mutual and prior to submission of this Plan to the Eligible Policyholders for approval at the Special Meeting, Mercer Mutual shall file the Application. The Application shall contain the following:

          (A) This Plan;

          (B) The independent valuation of pro forma market value required by
     Section VII(A) of this Plan;

          (C) The form of notice required by this Section III;

          (D) The form of proxy to be solicited from Eligible Policyholders pursuant to Section IV of this Plan;

          (E) The form of notice required by Section 809-A of the Act to Persons whose policies are issued after adoption of this Plan but before the Effective Date;

          (F) The proposed amended Articles of Incorporation and Bylaws of the Converted Company; and

          (G) The acquisition of control statement, as required by Section 1402 of the Insurance Company Act of 1921, as amended.

     Upon the filing of the Application, Mercer Mutual shall send a notice by first class mail to each Eligible Policyholder, which notice shall: (i) advise such Eligible Policyholder of the adoption of this Plan, (ii) advise such Eligible Policyholder of the filing of this Plan with the Department, (iii) notify such Eligible Policyholder of his or her right to provide comments on this Plan to the Department and to Mercer Mutual, (iv) advise such Eligible Policyholder of the procedure to be followed in providing comments on this Plan;
(v) notify such Eligible Policyholder of his or her right to request and receive a copy of this Plan; and (vi) disclose to such Eligible Policyholder that the initial Plan is not the final approved Plan and that the Commissioner's approval, if any, of the final Plan does not constitute or imply endorsement of this Plan or the Conversion by the Commissioner or the Department. Such notice may be given by mailing one notice to the address of each Qualifying Policy, as such address appears on the records of Mercer Mutual. In the case of a Qualifying Policy with more than one named insured, separate notices to each Person who is an Eligible Policyholder in respect of such Qualifying Policy shall not be required.

IV.  THE SPECIAL MEETING

     Following the filing of the Application with, and its approval by, the Department, a Special Meeting to vote on this Plan shall be held by Mercer Mutual in accordance with the bylaws of Mercer Mutual and applicable law. Notice of the Special Meeting will be given by Mercer Mutual to Eligible Policyholders by mailing: (i) a notice of special meeting, (ii) a proxy statement, (iii) a form of proxy authorized for use by the Department, and (iv) a copy of this Plan as approved by the Department, to the address of each Eligible Policyholder as such address appears on the records of Mercer Mutual on the Eligibility Record Date. Distribution of the proxy solicitation materials described in (i)-(iv) above shall commence at least 30 days prior to the date of the Special Meeting.

     Pursuant to the Act, this Plan must be approved by the affirmative vote of at least two-thirds of the votes cast at the Special Meeting. Voting may be in person or by proxy. The Department shall be promptly notified of the vote of the Eligible Policyholders taken at the Special Meeting.

V. DISTRIBUTION OF OFFERING DOCUMENTS

     The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Community Offering concurrently with, or any time after, commencement of the solicitation of proxies from Eligible Policyholders. Upon commencement of the Subscription Offering, Mercer Mutual shall mail a Subscription and Community Offering Prospectus to each Eligible Policyholder and, in its discretion, may include the Subscription and Community Offering Prospectus with the mailing of the proxy solicitation materials.

     The Holding Company may close the Subscription Offering and the Community Offering before the Special Meeting, provided that the sale of the Conversion Stock is conditioned upon approval of this Plan by the Eligible Policyholders.

     Prior to the commencement of the Subscription and Community Offerings, the Holding Company shall file the Registration Statement with the SEC pursuant to the Securities Act of 1933, as amended. The Holding Company shall not distribute the Subscription and Community Offering Prospectus until the SEC has declared the Registration Statement effective. The Subscription and Community Offering Prospectus may be combined with the proxy statement prepared in connection with the Special Meeting.

VI.  CONSUMMATION OF CONVERSION

     The Effective Date will be the date upon which Articles of Conversion are filed by Mercer Mutual in the office of the Department of State of the Commonwealth of Pennsylvania. On the Effective Date, the Conversion Stock will be issued and sold by the Holding Company, the Converted Company Capital Stock will be issued and sold by Mercer Mutual to the Holding Company and the Converted Company will become a wholly-owned subsidiary of the Holding Company. The Converted Company will issue to the Holding Company 100,000 shares of common stock, representing all of the shares of Converted Company Capital Stock to be issued in the Conversion, and the Holding Company will pay to the Converted Company that portion of the aggregate net proceeds realized by the Holding Company from the sale of the Conversion Stock under this Plan as may be determined by the Holding Company, subject to any requirement of the Department. Notwithstanding anything contained herein to the contrary, the Effective Date shall not occur unless the requirement of VII(A)(4) of this Plan that the updated estimated valuation (as described therein) fall within the Valuation Range (as defined therein) is satisfied.

VII.  THE OFFERING

     A. DETERMINATION OF THE NUMBER OF SHARES OF CONVERSION STOCK REQUIRED TO BE OFFERED AND SOLD

     The number of shares of Conversion Stock required to be offered and sold in the Conversion will be determined as follows:

          1. Appraiser. An expert who is experienced in the field of corporate appraisals and who is not an Affiliate of the Holding Company or Mercer Mutual (the "Appraiser") will be retained by the Holding Company and Mercer Mutual to prepare an independent valuation of the consolidated pro-forma market value of the Converted Company as a subsidiary of the Holding Company. The Appraiser will establish a valuation range (the "Valuation Range") consisting of a midpoint valuation, a valuation fifteen percent (15%) above the midpoint valuation (the "Maximum of the Valuation Range") and a valuation fifteen percent (15%) below the midpoint valuation (the "Minimum of the Valuation Range"). The valuation of the Appraiser will be based upon the financial condition of Mercer Mutual, a comparison of Mercer Mutual with comparable publicly-held insurance companies, and such other factors as the Appraiser may deem to be relevant and as are not inconsistent with the provisions of the Act, including (as required by the Act) that value which the Appraiser estimates to be necessary to attract a full subscription for the Conversion Stock. The independent valuation of the Appraiser will be submitted to the Department as part of the Application to be filed by Mercer Mutual for approval of the Conversion.

          2. Purchase Price. The Purchase Price will be uniform as to all purchasers in the Offering, will be determined by the Holding Company, and will be an amount that when multiplied by the number of shares of Conversion Stock offered (without regard to the shares offered or issued pursuant to clauses VII(A)(3)(ii) and (iii)) is within the Valuation Range.

          3. Number of Shares of Conversion Stock to be Offered. The number of shares of Conversion Stock to be offered in the Offering shall be equal to the sum of: (i) the Maximum of the Valuation Range divided by the Purchase Price, plus (ii) the number of shares required to enable the Tax-Qualified Employee Stock Benefit Plan to purchase in the aggregate ten percent (10%) of the total shares of Conversion Stock issued in the Offering.

          4. Number of Shares of Conversion Stock to be Sold. Immediately following the completion of the Subscription Offering and the Community Offering, the Appraiser will submit to the Holding Company and to the Department its updated estimate of the pro-forma fair market value of the Converted Company as a subsidiary of the Holding Company, as of the later of the last day of the Subscription Offering or the last day of the Community Offering. If such updated estimated valuation does not fall within the Valuation Range, then the Holding Company, after consultation with the Department, may cancel the Offering and terminate this Plan, establish a new Valuation Range, extend, reopen or hold a new Offering or take such other action as may be authorized by the Department.

          If such updated estimated valuation falls within the Valuation Range, the following steps will be taken:

             (a) Subscription Offering Meets or Exceeds Maximum. If, upon conclusion of the Subscription Offering and the Community Offering, the number of shares subscribed for by Participants in the Subscription Offering multiplied by the Purchase Price is equal to or greater than the Maximum of the Valuation Range, then in such event the Conversion shall be promptly consummated and the Holding Company on the Effective Date shall issue shares of Conversion Stock to the subscribing Participants; provided, however, that the number of shares of Conversion Stock issued shall not exceed the number of shares of Conversion Stock offered in the Offering. In the event of an oversubscription in the Subscription Offering, shares of Conversion Stock shall be allocated among the subscribing Participants as provided in Section VII(C) below; provided, however, that no fractional shares of Conversion Stock shall be issued.

             (b) Subscription Offering Meets or Exceeds Minimum. If, upon conclusion of the Subscription Offering and the Community Offering, the number of shares of Conversion Stock subscribed for by Participants in the Subscription Offering multiplied by the Purchase Price is equal to or greater than the Minimum of the Valuation Range, but less than the Maximum of the Valuation Range, then in such event the Conversion shall be promptly consummated and the Holding Company on the Effective Date shall issue to the subscribing Participants shares of Conversion Stock in an amount sufficient to satisfy the subscriptions of such Participants in full. To the extent that shares of Conversion Stock remain unsold after the subscriptions of all Participants in the Subscription Offering have been satisfied in full, the Holding Company shall have the right in its absolute discretion to accept, in whole or in part, subscriptions received from any or all subscribers in the Community Offering and/or to sell shares of Conversion Stock to purchasers in an Underwritten Public Offering; provided, however, that the number of shares of Conversion Stock issued shall not exceed the number of shares of Conversion Stock offered in the Offering; and, provided further, that no fractional shares of Conversion Stock shall be issued.

             (c) Subscription Offering Does Not Meet Minimum. If, upon conclusion of the Subscription Offering and the Community Offering, the number of shares of Conversion Stock subscribed for by Participants in the Subscription Offering multiplied by the Purchase Price is less than the Minimum of the Valuation Range, then in such event the Holding Company shall accept subscriptions received from subscribers in the Community Offering and/or sell shares of Conversion Stock to purchasers in an Underwritten Public Offering. If the aggregate number of shares of Conversion Stock subscribed for in the Subscription Offering, the Community Offering and in any Underwritten Public Offering multiplied by the Purchase Price is equal to or greater than the Minimum of the Valuation Range, then in such event the Conversion shall be consummated promptly and the Holding Company on the Effective Date shall: (i) issue to subscribing Participants shares of Conversion Stock in an amount sufficient to satisfy the subscriptions of such Participants in full, and (ii) issue to subscribers in the Community Offering and/or to purchasers in any Underwritten Public Offering such additional number of shares of Conversion Stock such that the aggregate number of shares of Conversion Stock to be issued to subscribing Participants, to subscribers in the Community Offering and/or to purchasers in any Underwritten Public Offering multiplied by the Purchase Price shall be equal to the Minimum of the Valuation Range; provided, however, that no fractional shares of Conversion Stock shall be issued. The Holding Company may in its absolute discretion elect to issue shares of Conversion Stock to subscribers in the Community Offering and/or to purchasers in any Underwritten Public Offering in excess of the number determined by reference to clause (ii) of the preceding sentence; provided, however, that the number of shares of Conversion Stock issued shall not exceed the number of shares of Conversion Stock offered in the Offering.

             (d) Offering Does Not Meet Minimum. If the aggregate number of shares of Conversion Stock subscribed for in the Subscription Offering, the Community Offering and in any Underwritten Public Offering multiplied by the Purchase Price is less than the Minimum of the Valuation Range, then in such event the Holding Company, in consultation with the Department, may cancel the Offering and terminate this Plan, establish a new Valuation Range, extend, reopen or hold a new Offering or take such other action as may be approved by the Department.

             If, following a reduction in the Valuation Range approved by the Department, the aggregate number of shares of Conversion Stock subscribed for in the Offering multiplied by the Purchase Price is equal to or greater than the Minimum of the Valuation Range (as such Valuation Range has been reduced), then in such event the Conversion shall be promptly consummated. The Holding Company on the Effective Date shall:
        (i) issue shares of Conversion Stock to Participants in the Subscription Offering in an amount sufficient to satisfy the subscriptions of such subscribers in full, and (ii) issue to subscribers in the Community Offering and/or to purchasers in any Underwritten Public Offering such additional number of shares of Conversion Stock such that the aggregate number of shares of Conversion Stock to be issued multiplied by the Purchase Price shall be at least equal to the Minimum of the Valuation Range (as such Valuation Range has been reduced).

             (e) Discretion of the Holding Company; Dilution. Notwithstanding anything to the contrary set forth in this Plan, the Holding Company shall have the right in its absolute discretion and without liability to any subscriber, purchaser, underwriter or any other Person:
        (i) to determine which subscriptions, if any, to accept in the Community Offering and to accept or reject any such subscription in whole or in part for any reason or for no reason, and (ii) to determine whether and to what extent shares of Conversion Stock are to be sold in an Underwritten Public Offering. Any subscriptions accepted in the Community Offering and any shares of Conversion Stock sold in an Underwritten Public Offering will be dilutive to the ownership interests of Eligible Policyholders.

     B.  SUBSCRIPTION RIGHTS

     Subscription Rights are nontransferable, nonnegotiable personal rights to subscribe for and purchase shares of Conversion Stock at the Purchase Price. Subscription Rights will be granted by the Holding Company, without payment, to each Participant. The receipt of Subscription Rights by a Participant will permit (but will not require) the Participant to subscribe to purchase shares of Conversion Stock at the Purchase Price in the Subscription Offering.

     The exercise of Subscription Rights is irrevocable and an executed Order Form may not be modified, amended or rescinded. Conversely, the failure of a Participant to timely deliver a duly executed Order Form, together with full payment for the shares of Conversion Stock subscribed for, will be deemed to constitute an irrevocable waiver and release by the Participant of all rights to subscribe for and purchase Conversion Stock in the Subscription Offering.

     C.  THE SUBSCRIPTION OFFERING

     Subscription Rights to purchase shares of Conversion Stock at the Purchase Price will be distributed by the Holding Company to the Participants in the following priorities:

          1. Eligible Policyholders. Each Eligible Policyholder will receive, without payment, Subscription Rights to purchase up to the lesser of 3.5% or one hundred thousand (100,000) shares of Conversion Stock; provided, however, that the maximum number of shares that may be purchased by Eligible Policyholders in the aggregate shall be equal to the Maximum of the Valuation Range divided by the Purchase Price. In the event of an oversubscription, shares of Conversion Stock will be allocated among subscribing Eligible Policyholders, as follows. First, shares of Conversion Stock will be allocated among subscribing Eligible Policyholders so as to permit each such Eligible Policyholder, to the extent possible, to purchase the lesser of: (i) 1,000 shares, or (ii) the number of shares for which such Eligible Policyholder subscribed. Second, any shares of Conversion Stock remaining after such initial allocation will be allocated among the subscribing Eligible Policyholders whose subscriptions remain unsatisfied in the proportion in which: (i) the aggregate number of shares as to which each such Eligible Policyholder's subscription remains unsatisfied bears to
     (ii) the aggregate number of shares as to which all such Eligible Policyholders' subscriptions remain unsatisfied; provided, however, that no fractional shares of Conversion Stock shall be issued. If, because of the magnitude of the oversubscription, shares of Conversion Stock cannot be allocated among subscribing Eligible Policyholders so as to permit each such Eligible Policyholder to purchase the lesser of 1,000 shares or the number of shares subscribed for, then shares of Conversion Stock will be allocated among the subscribing Eligible Policyholders in the proportion in which: (i) the aggregate number of shares subscribed for by each such Eligible Policyholder bears to (ii) the aggregate number of shares subscribed for by all Eligible Policyholders; provided, however, that no fractional shares of Conversion Stock shall be issued.

          2. Tax-Qualified Employee Stock Benefit Plans. The Tax-Qualified Employee Stock Benefit Plan will receive, without payment, Subscription Rights to purchase in the aggregate up to ten percent (10%) of the shares of Conversion Stock to be issued in the Conversion. An oversubscription by Eligible Policyholders shall not reduce the number of Subscription Rights that a Tax-Qualified Employee Stock Benefit Plan will receive pursuant to this paragraph.

          3. Directors, Officers and Employees. Each Director, Officer and Employee will receive, without payment, Subscription Rights to purchase up to the lesser of 3.5% or one hundred thousand (100,000) shares of Conversion Stock; provided, however, that such Subscription Rights shall be subordinated to the Subscription Rights received by Eligible Policyholders and may be exercised only to the extent that there are shares of Conversion Stock that could have been purchased by Eligible Policyholders, but which remain unsold after satisfying the subscriptions of all Eligible Policyholders. In the event of an oversubscription among the Directors, Officers and Employees, shares of Conversion Stock shall be allocated among them on the basis of a point system under which one point will be assigned for each year of service to Mercer Mutual, one point for each then current annual salary increment of $5,000, and one point for each office held in Mercer Mutual. Each subscribing Director, Officer or Employee will then receive that number of shares of Conversion Stock equal to the remaining unallocated shares of Conversion Stock multiplied by a fraction the numerator of which is the number of points held by such Director, Officer or Employee and the denominator of which is the total number of points held by all subscribing Directors, Officers and Employees.

          A Director, Officer or Employee who subscribes to purchase shares of Conversion Stock and who also is eligible to purchase shares of Conversion Stock as an Eligible Policyholder will be deemed to purchase Conversion Stock first in his or her capacity as an Eligible Policyholder.

     D.  COMMUNITY OFFERING

     To the extent that fewer than the maximum number of shares of Conversion Stock permitted to be sold to Eligible Policyholders, any Tax-Qualified Employee Stock Benefit Plan and to the Directors, Officers and Employees are purchased in the Subscription Offering, shares of Conversion Stock may be sold to subscribers in the Community Offering or Syndicated Community Offering as provided in
Section VII(A) above. Shares of Conversion Stock will be offered in the Community Offering (which may commence concurrently with the Subscription Offering) to the general public, giving preference to: (i) natural Persons and the trusts of natural Persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural Persons have substantial interests) who are Residents of the Local Community, (ii) principals of Eligible Policyholders in the case of an Eligible Policyholder that is a corporation, partnership, limited liability company or other entity, (iii) licensed insurance agencies that have been appointed by Mercer Mutual to market and distribute policies of insurance, and their affiliates, (iv) named insureds under policies of insurance issued by Mercer Mutual after December 13, 2002, and
(v) providers of goods or services to Mercer Mutual. In the event that the Holding Company elects to sell shares of Conversion Stock to subscribers in the Community Offering, shares of Conversion Stock will be allocated among such subscribers by the Holding Company in its sole discretion and the Holding Company will have the right in its sole discretion to accept or reject subscriptions from subscribers in the Community Offering, including the preferred subscribers described in clauses (i)-(v) of this paragraph, in whole or in part for any reason or for no reason.

     Subject to the preferences described in the preceding paragraph, the Conversion Stock to be offered in the Community Offering shall be offered and sold in a manner designed to achieve a wide distribution of the Conversion Stock.

     E.  UNDERWRITTEN PUBLIC OFFERING.

     To the extent that fewer than the maximum number of shares of Conversion Stock permitted to be sold to Eligible Policyholders, any Tax-Qualified Employee Stock Benefit Plan and to the Directors, Officers and Employees are purchased in the Subscription Offering, shares of Conversion Stock may be sold in an Underwritten Public Offering as provided in Section VII(A) above. In the event that an Underwritten Public Offering is impractical, the Holding Company will consult with the Department to determine the most practical alternative available to effect the completion of the Conversion, including a reduction in the Valuation Range.

     F.  LIMITATIONS UPON PURCHASES OF SHARES OF CONVERSION STOCK.

     The following additional limitations and exceptions shall apply to all purchases of Conversion Stock:

          1. To the extent that shares are available, no Person may purchase fewer than the lesser of 25 shares of Conversion Stock or shares of Conversion Stock having an aggregate purchase price of $500.00 in the Conversion.

          2. Purchases of shares of Conversion Stock in the Offering by any Person, when aggregated with purchases by such Person's Affiliates and Associates, or by a group of Persons Acting in Concert, shall not exceed the lesser of 3.5% or one hundred thousand (100,000) shares of Conversion Stock, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to ten percent (10%) of the total shares of Conversion Stock issued in the Offering.

          3. Officers and Directors, together with their Associates, may not purchase in the aggregate more than thirty-three percent (33.0%) of the shares of Conversion Stock issued in the Offering.

          4. For purposes of determining compliance with paragraphs 2 and 3 above, (i) Holding Company Stock issued pursuant to the FHC Shareholder Agreement shall not be aggregated with shares of Conversion Stock purchased by any Participant in the Subscription Offering, and (ii) shares of Conversion Stock to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a Participant thereunder shall not be aggregated with shares of Conversion Stock purchased by such Participant or any other purchaser of Conversion Stock in the Conversion.

          5. Directors shall not be deemed to be Associates of one another or a group Acting in Concert with other Directors solely as a result of membership on the Board of Directors of the Holding Company or the Board of Directors of Mercer Mutual or any subsidiary of Mercer Mutual.

          Subject to any required regulatory approval and the requirements of applicable law, the Holding Company may increase or decrease any of the purchase limitations set forth herein at any time; provided that in no event shall the maximum purchase limitation percentage applicable to Eligible Policyholders be less than the maximum purchase limitation percentage applicable to any other class of subscribers or purchasers in the Offerings. In the event that the individual purchase limitation is increased after commencement of the Subscription Offering and the Community Offering, the Holding Company shall permit any Person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, such that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights. In the event that either the individual purchase limitation or the number of shares of Conversion Stock to be sold in the Conversion is decreased after commencement of the Subscription Offering and the Community Offering, the order of any Person who subscribed for the maximum number of shares of Conversion Stock shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

          Each Person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under this Plan or otherwise imposed by law. In the event that such purchase limitations are violated by any Person (including any Associate or Affiliate of such Person or Person otherwise Acting in Concert with such Person), the Holding Company shall have the right to purchase from such Person at the Purchase Price all shares acquired by such Person in excess of any such purchase limitation or, if such excess shares have been sold by such Person, to receive the difference between the aggregate Purchase Price paid for such excess shares and the proceeds received by such Person from the sale of such excess shares. This right of the Holding Company to purchase such excess shares shall be assignable by the Holding Company.

     G.  RESTRICTIONS ON AND OTHER CHARACTERISTICS OF CONVERSION STOCK.

     1.  Transferability.

     Conversion Stock purchased by Persons other than Directors and Officers may be transferred without restriction under this Plan. Conversion Stock purchased by such Directors and Officers may not be sold for a period of one (1) year from the Effective Date, provided that a sale by a personal representative of a deceased Director or Officer shall not be considered a sale by such Director or Officer.

     The certificates representing shares of Conversion Stock issued by the Holding Company to such Directors and Officers shall bear the following legend:

     The shares of stock evidenced by this Certificate are restricted as to transfer pursuant to the provisions of the Pennsylvania Insurance Company Mutual-to-Stock Conversion Act (the "Conversion Act") and the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold without an opinion of counsel for Mercer Insurance Group, Inc. that such sale is permissible under the provisions of the Conversion Act and the Securities Act.

     In addition, the Holding Company shall give appropriate instructions to its transfer agent with respect to the foregoing restrictions. Any shares of Holding Company Stock subsequently issued pursuant to a stock dividend, stock split or otherwise, with respect to such restricted shares of Conversion Stock shall be subject to the same restrictions as are then applicable to such restricted shares of Conversion Stock.

     2.  Voting Rights.

     After the consummation of the Conversion, exclusive voting rights with respect to the Holding Company shall be vested in the holders of Holding Company Stock and the Holding Company will have exclusive voting rights with respect to the Converted Company Capital Stock.

     3.  Purchases by Officers, Directors and Associates Following Conversion.

     Without the prior approval of the Commissioner, Officers and Directors of the Converted Company and Officers and Directors of the Holding Company, and their Associates, shall be prohibited for a period of three (3) years following the Effective Date from purchasing outstanding shares of Holding Company Stock, except through a broker-dealer. Notwithstanding this restriction: (i) block purchases involving more than one percent (1%) of the then outstanding shares of Holding Company Stock may be made without the use of a broker-dealer if approved in writing by the Department, and (ii) purchases may be made by or for the account of an Officer or Director (a) pursuant to a Tax-Qualified Employee Stock Benefit Plan or (b) pursuant to a Non-Tax-Qualified Employee Stock Benefit Plan approved by the shareholders of the Holding Company pursuant to Section 921-A(b) of the Act.

     H.  MAILING OF OFFERING MATERIALS AND COLLECTION OF SUBSCRIPTIONS.

     After approval of this Plan by the Department and the declaration of the effectiveness of the Registration Statement by the SEC, the Holding Company shall distribute the Subscription and Community Offering Prospectus and Order Forms for the purchase of shares of Conversion Stock in accordance with the terms of this Plan.

     The recipient of an Order Form must properly complete, execute and return the original Order Form to the Holding Company on or before the last day of the Subscription Offering or the Community Offering, as the case may be. Photocopies of Order Forms will not be accepted. A self-addressed, postage paid return envelope shall accompany the Order Form when delivered by the Holding Company to a potential subscriber. The Holding Company will collate the returned Order Forms upon completion of the Subscription Offering and the Community Offering. The failure by a Person to return a properly completed and executed original Order Form within the prescribed time limit shall be deemed a waiver and a release by such Person of any right to purchase shares of Conversion Stock hereunder.

     The sale of all shares of Conversion Stock shall be completed within 45 days after the last day of the Subscription Offering unless extended by the Holding Company with the approval of the Department.

     I.  METHOD OF PAYMENT.

     Payment for all shares of Conversion Stock subscribed for in the Subscription Offering and the Community Offering must be received in full by the Holding Company, together with properly completed and executed Order Forms indicating the number of shares being subscribed for and such other information as may be required thereon, on or prior to the expiration date specified on the Order Form, unless such date is extended by the Holding Company. Payment for all shares of Conversion Stock may be made by check or money order.

     Tax-Qualified Employee Stock Benefit Plans may subscribe for shares of Conversion Stock by submitting an Order Form, together with (in the case of an employee stock ownership plan) evidence of a loan commitment from the Holding Company or an unrelated financial institution for the purchase of the shares of Conversion Stock, during the Subscription Offering and by making payment for the shares subscribed for on or before the Effective Date.

     J.  UNDELIVERED, DEFECTIVE OR LATE ORDER FORMS, INSUFFICIENT PAYMENT.

     In the event that an Order Form: (i) is not delivered to the addressee and is returned to the Holding Company by the United States Postal Service (or the Holding Company or Mercer Mutual are unable to locate the addressee); (ii) is not received by the Holding Company or is received by the Holding Company after the date specified thereon; (iii) is a photocopy or is defectively completed or executed, (iv) is not accompanied by payment in full for the shares of Conversion Stock subscribed for, or (v) is violative of the Act or this Plan in any way, then the Subscription Rights of the Person to whom such rights have been granted will not be honored and such Person will be treated as having failed to return the completed Order Form within the time period specified. Alternatively, the Holding Company may (but will not be required to) waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for the shares of Conversion Stock subscribed for by such date as the Holding Company may specify. Subscription orders, once tendered, may not be revoked. The Holding Company's determinations with respect to the acceptability of the Order Forms will be final, conclusive and binding upon all Persons and neither the Holding Company nor Mercer Mutual (or the Directors, Officers, Employees and agents of any of them) shall be liable to any Person in connection with any such determination.

     K.  PERSONS WHO RESIDE IN NON-QUALIFIED STATES OR IN FOREIGN COUNTRIES.

     The Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for Conversion Stock pursuant to this Plan reside. However, the Holding Company shall not be required to offer or sell Conversion Stock to any Person who resides in a foreign country or who resides in a state of the United States with respect to which any of the following apply: (i) a small number of Persons otherwise eligible to subscribe for shares of Conversion Stock under this Plan reside in such state or foreign country, (ii) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such Person would require the Holding Company or Mercer Mutual or their Employees to register under the securities laws of such state as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state or foreign country, or (iii) such registration qualification would be impracticable for reasons of cost or otherwise. No payment will be made to any Person in lieu of the granting of Subscription Rights to any such Person.

     L.  SALES COMMISSIONS.

     Sales commissions may be paid as determined by the Holding Company or its designee to securities dealers assisting subscribers in making purchases of Conversion Stock in the Subscription Offering or in the Community Offering. In addition, a sales commission may be paid to a securities dealer for advising and consulting with respect to, or for managing the sale of Conversion Stock in, the Subscription Offering, the Community Offering or any other offering.

     M.  FRACTIONAL SHARES.

     No fractional shares of Conversion Stock shall be issued in the Conversion. All allocations required to be made hereunder in the event of an oversubscription in the Subscription Offering shall be rounded down to the nearest whole share.

     N.  REPURCHASE OF CONVERSION STOCK.

     Without the prior approval of the Department, for a period of three (3) years from the Effective Date, neither the Holding Company nor the Converted Company shall repurchase any Holding Company Stock from any Person, except that this restriction shall not apply to either:

          (1) A repurchase on a pro rata basis pursuant to an offer made to all shareholders of the Holding Company; or

          (2) A purchase in the open market by a Tax-Qualified or Non-Tax-Qualified Employee Stock Benefit Plan in an amount reasonable and appropriate to fund such Tax-Qualified or Non-Tax-Qualified Employee Stock Benefit Plan.

VIII.  ARTICLES OF INCORPORATION

     As part of the Conversion, Articles of Incorporation will be adopted by Mercer Mutual to authorize the Converted Company to operate as a Pennsylvania stock insurance company. By approving this Plan, the Eligible Policyholders of Mercer Mutual also will approve amending Mercer Mutual's existing Articles of Incorporation. Prior to completion of the Conversion, the form of amended Articles of Incorporation may be revised in accordance with the provisions and limitations for amending this Plan under Section XI below. The amendment of the existing Articles of Incorporation of Mercer Mutual shall occur on the Effective Date.

IX.  REGISTRATION AND MARKET MAKERS

     In connection and concurrently with the Conversion, the Holding Company shall register the Holding Company Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

     The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the Holding Company Stock. The Holding Company also shall use its best efforts to have the Holding Company Stock quoted on the National Association of Securities Dealers Automated Quotation System or listed on a national or regional securities exchange.

X.  STATUS OF POLICIES IN FORCE ON THE EFFECTIVE DATE

     Each policy of insurance issued by Mercer Mutual and in force on the Effective Date shall remain in force as a policy issued by the Converted Company in accordance with the terms of such policy, except that, as of the Effective
Date: (i) all voting rights (if any) of the holder of such policy shall be extinguished, (ii) all rights (if any) of the holder of such policy to share in the surplus of Mercer Mutual or the Converted Company shall be extinguished, and
(iii) in the case of a participating policy, the Converted Company shall have the right on the renewal date of such policy to issue a nonparticipating policy as a substitute for the participating policy.

XI.  INTERPRETATION, AMENDMENT AND TERMINATION OF THE PLAN

     A.  INTERPRETATION OF THIS PLAN

     The Board of Directors of Mercer Mutual and the Board of Directors of the Holding Company shall have the exclusive authority to interpret and apply the provisions of this Plan to particular facts and circumstances and to make all determinations necessary or desirable to implement this Plan. Any such interpretation, application or determination made in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be final, conclusive and binding upon all Persons, and neither the Holding Company nor Mercer Mutual (or the Directors, Officers, Employees or agents of either of them) shall be liable to any Person in connection with any such interpretation, application or determination.

     B.  AMENDMENT

     This Plan may be amended, as follows:

          1. Before Approval by the Department. This Plan may be amended at any time before it is approved by the Department by the affirmative vote of two-thirds of the Directors of the Holding Company and two-thirds of the Directors of Mercer Mutual then in office.

          2. After Approval by the Department. This Plan may be amended at any time after its approval by the Department by the affirmative vote of two-thirds of the Directors of the Holding Company and two-thirds of the Directors of Mercer Mutual then in office; provided, however, that any such amendment shall be subject to approval by the Department.

          3. After Approval by the Eligible Policyholders. This Plan may be amended at any time after its approval by the Eligible Policyholders and prior to the Effective Date by the affirmative vote of two-thirds of the Directors of the Holding Company and two-thirds of the Directors of Mercer Mutual then in office; provided, however, that any such amendment shall be subject to approval by the Department; and provided further that, if such amendment is determined by the Department to be material, such amendment shall be subject to approval by the affirmative vote of at least two-thirds of the votes cast at a meeting of the Eligible Policyholders called for that purpose.

          4. Certain Conforming Amendments. In the event that the Department adopts mandatory regulations applicable to the Conversion prior to the Effective Date, this Plan may be amended to conform to such regulations at any time prior to the Effective Date by the affirmative vote of two-thirds of the Directors of the Holding Company and two-thirds of the Directors of Mercer Mutual then in office and no resolicitation of proxies or further approval by the Eligible Policyholders shall be required. In the event that the Department adopts regulations applicable to the Conversion prior to the Effective Date and if such regulations contain optional provisions, this Plan may be amended to conform to any such optional provision at any time before the Effective Date by the affirmative vote of two-thirds of the Directors of the Holding Company and two-thirds of the Directors of Mercer Mutual then in office, and no resolicitation of proxies or further approval by the Eligible Policyholders shall be required.

     C.  TERMINATION

     This Plan may be terminated as follows:

          1. Before Approval by the Department. This Plan may be terminated at any time before it is approved by the Department by the affirmative vote of two-thirds of the Directors of the Holding Company and two-thirds of the Directors of Mercer Mutual then in office.

          2. After Approval by the Department. This Plan may be terminated at any time after it is approved by the Department by the affirmative vote of two-thirds of the Directors of the Holding Company and two-thirds of the Directors of Mercer Mutual then in office.

          3. After Approval by the Eligible Policyholders. This Plan may be terminated at any time after it is approved by the Eligible Policyholders and prior to the Effective Date by the affirmative vote of two-thirds of the Directors of the Holding Company and two-thirds of the Directors of Mercer Mutual then in office.

     D.  BINDING UPON ELIGIBLE POLICYHOLDERS

     By approving this Plan, the Eligible Policyholders of Mercer Mutual authorize the amendment and termination of this Plan in accordance with the provisions of this Section XI.

XII.  STOCK COMPENSATION PLAN

     It is the intention of the Holding Company to adopt a stock compensation plan (the "Stock Compensation Plan"). In accordance with the requirements of the Act, the Stock Compensation Plan will be subject to approval by the shareholders of the Holding Company at a meeting to be held after the expiration of six (6) months from the Effective Date.

     The Stock Compensation Plan will authorize the Board of Directors of the Holding Company to grant to Directors, Officers and Employees (i) options to purchase in the aggregate that number of shares of Holding Company Stock equal to ten percent (10%) of the number of shares sold in the Offering, and (ii) in the aggregate, that number of restricted shares of Holding Company Stock equal to four percent (4%) of the number of shares sold in the Offering, which shares of restricted stock will vest at a rate no greater than ratably over a period of five (5) years (i.e., if vesting is ratable, then twenty percent (20%) of the shares would vest each year on the anniversary of the date of grant), except that accelerated vesting will be permitted under the Stock Compensation Plan upon the occurrence of certain events specified therein.

XIII.  OTHER ISSUANCE OF HOLDING COMPANY STOCK OUTSIDE OF THE PLAN

     On May 31, 2001, Mercer Mutual acquired 49% of the voting common stock and 50% of the nonvoting series A preferred stock of FHC. Pursuant to the FHC Shareholder Agreement and the FHC Certificate of Incorporation, in the event of the Conversion of Mercer Mutual, the holders of all capital stock of FHC have the right to exchange their FHC capital stock for that number of shares of Holding Company Stock equal to the value of each class of FHC capital stock, as determined pursuant to the FHC Shareholders Agreement and the FHC Certificate of Incorporation, divided by the Purchase Price. Holding Company Stock issued to the holders of capital stock of FHC will be dilutive to the ownership interests of Eligible Policyholders.

     Pursuant to the Franklin Settlement Agreement, the parties agreed that, in the event of a Conversion, (i) Mercer Mutual will grant to Franklin Mutual Insurance Company the right to purchase the same number of shares of Holding Company Stock as an Eligible Policyholder can purchase under Section VII(C)(1) of this Plan, and (ii) Franklin Mutual Insurance Company will not interfere with the Conversion or support or finance any other Person in doing so. If Franklin Mutual Insurance Company exercises its option to acquire Holding Company Stock, any shares of Holding Company Stock so issued, if any, will be dilutive to the ownership interests of Eligible Policyholders.

                                   EXHIBIT B


                        BEFORE THE INSURANCE DEPARTMENT
                                     OF THE
                          COMMONWEALTH OF PENNSYLVANIA

In Re:

Applications of Mercer Mutual Insurance Company and Mercer Insurance Group, Inc. Requesting Approval of a Two-Step Integrated Transaction Allowing for the Conversion of Mercer Mutual Insurance Company to a Stock Insurance Company and the Immediate Restructuring of the Holding Company System, which includes Mercer Mutual Insurance Company
Pursuant to the Insurance Company Mutual-to-Stock Conversion Act, Article VIII-A of the Insurance Company Law of 1921, Act of May 17, 1921, P.L. 682, as amended, added 1995, Dec. 21, P.L. 714, as amended, 40 P.S. sec.911-A et seq. and Section 1402 of the Insurance Holding Companies Act, Article XIV of the Insurance Company Law of 1921, Act of May 17, 1921, P.L. 682, as amended, 40 P.S. sec.991.1402.

Order No. ID-RC-03-22

                               DECISION AND ORDER

     AND NOW, on this 8th day of July, 2003, M. Diane Koken, Insurance Commissioner of the Commonwealth of Pennsylvania ("Commissioner"), hereby makes the following Decision and Order:

     Pursuant to the Insurance Company Mutual-to-Stock Conversion Act and the Insurance Holding Companies Act and in consideration of the documents, presentations and reports received, as well as other inquiries and studies as permitted by law, the Commissioner hereby makes the following findings of fact:

                                FINDINGS OF FACT

IDENTITY OF APPLICANTS

  1. Mercer Mutual Insurance Company (before and after conversion "Mercer") is a domestic mutual casualty insurance company organized under the laws of the Commonwealth of Pennsylvania.

  2. Mercer redomesticated from New Jersey to Pennsylvania in 1997 with the approval of the Pennsylvania and New Jersey insurance regulators as well as the Mercer policyholders.

  3. Mercer is currently an admitted insurance carrier in New Jersey and Pennsylvania, having its primary place of business in Pennington, New Jersey.

  4. Mercer Insurance Group, Inc. ("Holding Company") is a Pennsylvania business corporation organized on November 12, 1997, at the direction of the Board of Directors of Mercer for the purpose of becoming the parent holding company of Mercer following a proposed conversion that was to have occurred pursuant to a plan of conversion adopted October 17, 1997 ("Prior Plan").

  5. The Prior Plan was terminated in 1999 after Mercer failed to secure the votes required by the Insurance Company Mutual-To-Stock Conversion Act, 40 P.S. sec.sec. 911-A et seq., as amended (the "Conversion Act").

  6. The Holding Company has no assets or liabilities and no stock has been issued.

  7.  The Boards of Directors of Mercer and Holding Company are identical.

ADOPTION AND FILING OF THE PLAN OF CONVERSION

  8. Since 1996, the management and Board of Directors of Mercer have considered various capital formation alternatives in support of Mercer's business objectives. The conversion from the mutual to stock form was included in the alternatives considered.

  9. The Board of Directors of Mercer considered all methods of conversion from the mutual to stock form that are allowed in the Conversion Act.

 10. The Board of Directors of Mercer concluded that conversion from the mutual to stock form utilizing the subscription rights model set forth in the Conversion Act is the most appropriate course for the company and is in the best interests of Mercer, its policyholders, and the communities that it serves.

 11. On December 13, 2002, the Board of Directors of Mercer unanimously adopted a plan of conversion (including any and all amendments, the "Plan") under which Mercer intends to convert from the mutual to stock form utilizing the subscription rights model.

 12. The Conversion Act provides that all plans of conversion of domestic mutual insurers must be filed with the Commissioner for approval or disapproval.

 13. On January 13, 2003, the Insurance Department of the Commonwealth of Pennsylvania ("Department") received an application (which together with all material received subsequently is hereinafter collectively referenced as "Conversion Application") from Mercer requesting approval to convert from the mutual to stock form.

 14. On January 13, 2003, Mercer sent to each policyholder of record as of December 13, 2002 ("Eligible Member"), notice advising of the filing of the Conversion Application with the Department.

 15. As described in the Conversion Application, Mercer had approximately 37,022 policies in force on December 13, 2002.

THE PLAN OF CONVERSION

 16. As described in the Plan, the Board of Directors of Mercer believes that conversion to the stock form of reorganization of the holding company structure are appropriate transactions in order to diversify risk and to compete more effectively in the insurance marketplace.

 17. As described in the Plan, the Board of Directors of Mercer believes that conversion to the stock form will attract new capital to be used to:

      a) diversify risk by funding product growth and geographic expansion; and

      b) increase statutory surplus.

 18. As described in the Plan, the Board of Directors of Mercer believes that reorganization of the holding company structure will enhance the achievement of diversification of risk by providing operational flexibility and by enabling expansion through acquisitions and product growth.

 19. As described in the Conversion Application, Mercer seeks to achieve a balance in its mix of products between the commercial and personal lines of business and to reduce its geographical concentration in New Jersey by expanding into other areas and states through acquisitions and by increased agency representation.

 20. The Department reviewed the rationale for conversion to the stock form and the reorganization of the holding company structure.

 21. As described in the Conversion Application, each policyholder of a mutual insurance company, such as Mercer, has certain interests in the insurance company in addition to the contractual right to insurance coverage provided by the policy.

 22. As described in the Conversion Application, such interests of policyholders of a mutual company are:

      a) the right to vote with respect to the election of directors and certain other fundamental corporate transactions,

      b) the right to receive dividends as declared by the Board of Directors, and

      c) in the event of a solvent dissolution, the possible right to receive a pro rata distribution of any surplus remaining after the satisfaction of all claims and other liabilities.

 23. As described in the Conversion Application, the interests of policyholders described above have no tangible market value separate from the insurance policy and a policyholder who terminates his policy automatically forfeits the interests.

 24. As described in the Conversion Application, Mercer has never declared a policyholder dividend and currently does not anticipate doing so in the future.

 25. As described in the Conversion Application, each policy of insurance issued by Mercer and in force on the effective date of conversion shall remain in force as a policy issued by the converted company, in accordance with the terms of such policy, except that, as of the effective date:

      a) all voting margins, if any, of the holder of such policy shall be extinguished;

      b) in the case of a participating policy, Mercer shall have the right on the renewal date of such policy to issue a nonparticipating policy as a substitute for the participating policy; and

      c) all rights, if any, of the holder of such policy to share in the surplus of Mercer shall be extinguished.

 26. On March 19, 2003, April 15, 2003, and June 18, 2003, the Board of Directors of Mercer adopted amendments to the Plan.

 27. As specified in the Conversion Application and in accordance with the Conversion Act, if the Commissioner issues an approval order, Mercer shall send notice to all Eligible Members of a members' meeting to vote upon the Plan.

 28. As described in the Conversion Application, Mercer will continue its existence as an independent mutual insurance company should the Plan not be approved by the Commissioner or the requisite number of Eligible Members.

 29. As specified in the Conversion Application, upon conversion Mercer will change its name to "Mercer Insurance Company".

THE RESTRUCTURING

 30. As described in the Plan, Mercer will convert from the mutual to stock form with the newly issued stock of Mercer to be acquired by Holding Company, a stock corporation.

 31. On January 13, 2003, the Department received a request (which together with all materials received subsequently is collectively referenced as "Acquisition Application") from Holding Company for approval to acquire 100% of the authorized capital stock of Mercer upon consummation of the Plan.

 32. At the Department's request, on June 9, 2003, the Department received an amendment to the Acquisition Application referenced above (which together with all materials received subsequently and related thereto is collectively referenced as "Restructuring Application") from Holding Company for approval to effectuate a plan of restructuring of the holding company system that includes Mercer.

 33. The Insurance Holding Companies Act, Article XIV of the Insurance Company Law of 1921, Act of May 17, 1921, P.L. 682, as amended, 40 P.S.
      sec.sec. 991.1401 et seq. ("Insurance Holding Companies Act"), provides that all transactions resulting in the change of control of a domestic insurer must be filed with the Department for approval or disapproval.

 34. The Restructuring Application was filed pursuant to Section 1402 of the Insurance Holding Companies Act.

 35. No person will control 10% or more of the voting securities of Holding Company.

 36. Currently and subsequent to the conversion, the Boards of Directors of both Mercer and Holding Company are and will be comprised of the same individuals.

 37. Section 1402(g) of the Insurance Holding Companies Act provides for the exemption from the requirements of Section 1402(b) if the transaction:

     a) does not have the effect of changing or influencing the control of a domestic insurer, or

     b) is otherwise not comprehended within the purposes of the section.

 38. The Commissioner finds that the transaction described in the Restructuring Application does not have the effect of changing or influencing the control of a domestic insurer.

 39. At the time of conversion, the surplus of Mercer will be recorded as "unassigned funds" and will not be used to create the capital of Mercer.

 40. As specified in the Conversion Application, upon receiving the proceeds from the exercise of the subscription rights, Holding Company will contribute at least $3.2 million to the capital of Mercer in exchange for all the authorized stock of Mercer. Of the $3.2 million contributed by Holding Company, Mercer will record $2.1 million as Capital Stock and $1,000,000 as Paid-in and Contributed Surplus.

SUBSCRIPTION AND COMMUNITY OFFERINGS

 41. As stated in the Conversion Application, Eligible Members will be offered, through subscription rights, the right to purchase 100% of the capital stock of the Holding Company organized for this purpose.

 42. The subscription rights offered to Eligible Members are exclusive of any subscription rights offered to the tax-qualified employee stock benefit plan.

 43. As described in the Plan, Holding Company will issue, without charge, nontransferable subscription rights ("Subscription Rights") to purchase shares of its authorized common stock to the following parties in the following priority ("Subscription Offering"):

      a) Eligible Members,

      b) tax-qualified employee stock benefit plan, and

      c) directors, officers and employees of Mercer.

 44. As described in the Plan, Subscription Rights received by any persons or entities in any of the foregoing categories described above will be subordinated to the Subscription Rights of those in a prior category, except that the tax-qualified employee stock benefit plan shall have the right to purchase in the aggregate up to ten percent (10%) of the maximum number of shares of Holding Company common stock offered in the conversion as specified below.

 45. As described in the Plan, the tax-qualified employee benefit plan will be allocated Subscription Rights to purchase an amount equal to up to 10% of the total number of shares subscribed by all other persons in the offering if one hundred percent (100%) of the shares are subscribed by all other persons in the offering.

 46. As described in the Plan, the minimum number of shares that may be purchased by any one person is 25 shares and the maximum number is the lesser of 100,000 shares or 3.5% of the total number of shares, with an anticipated offering price of $10 per share.

 47. Both the anticipated purchase price of $10.00 per share of capital stock of Holding Company and the minimum required subscription in the amount of $250.00 are less than the $500 maximum, minimum subscription amount required by statute.

 48. As of March 31, 2003, Mercer had total net admitted assets of $77,718,156 million which implies an allowable limit of 34.38% on conversion stock purchases by the directors and officers as provided for in Section 916-A(b) of the Conversion Act.

 49. As described in the Plan, employees of Mercer, as well as directors and officers, will be included in this phase of the offering of Subscription Rights.

 50. As described in the Plan, directors, officers, and employees of Mercer may not purchase in the aggregate more than 33.0% of the stock of Mercer at the time of conversion.

 51. As described in the Plan, each director, officer, or employee of Mercer will receive Subscription Rights to purchase up to the lesser of 100,000 shares of 3.5% of the total number of shares. Directors, officers, and employees may exercise their Subscription Rights only to the extent that there are shares of conversion stock unsold after satisfying the subscriptions of all Eligible Members. A director, officer, or employee who is also an Eligible Member will be deemed to purchase conversion stock first in his or her capacity as an Eligible Member.

 52. As described in the Plan, in the event of an oversubscription among the directors, officers, or employees, shares of conversion stock shall be allocated to officers and other employees on the basis of a point system under which one point will be assigned for each year of service to Mercer, one point for each then current annual salary increment of $5,000, and one point for each office held in Mercer.

 53. As described in the Plan, shares of Holding Company stock remaining unsold in the Subscription Offering, if any, will be offered for sale to the general public through community and syndicated community offerings ("Community Offering") (the Subscription Offering and Community Offering are collectively hereinafter referenced as "Conversion Offering.")

 54.  Section 921-A(b) of the Conversion Act provides that for a period of two
      (2) years after the effective date of the conversion, no converted stock company shall implement any non-tax-qualified stock benefit plan unless the plan is approved by a majority of votes eligible to be cast at a meeting of shareholders held not less than six (6) months after the effective date of the conversion.

 55. As described in the Plan, Holding Company intends to adopt a stock compensation plan ("Stock Compensation Plan") in accordance with the requirements of the Conversion Act, subject to the approval by the shareholders of Holding Company at a meeting held no earlier than six (6) months after the effective date of the conversion.

PRO FORMA MARKET VALUATION

 56. Section 913-A(b)(1) of the Conversion Act requires that an independent evaluation of the pro forma market value of the mutual company ("Appraisal") be filed with the Commissioner.

 57. As described in the Conversion Application, Mercer retained Griffin Financial Group, LLC ("Griffin") to prepare an Appraisal of the pro forma market value ofthe Mercer as a subsidiary of Holding Company.

 58. As described in the Conversion Application, Griffin is experienced in the field of corporate appraisals and is independent of Mercer and Holding Company.

 59. The Conversion Application includes the independent evaluation of the pro forma market value of Mercer prepared by Griffin entitled "Pro Forma Appraisal Report", dated January 2, 2003.

 60. As described in the Conversion Application, on January 2, 2003, Griffin estimated the pro forma mid-point market value of Mercer after conversion to be $49.0 million and estimated a range of between $41.7 million to $56.4 million.

 61. As described in the Conversion Application, on March 31, 2003, Griffin issued a pro forma appraisal update report reflecting Mercer's December 31, 2002, audited results ("March Update").

 62. As described in the March Update, Griffin's estimated pro forma market value range of Mercer after conversion was unchanged from that reported in the Pro Forma Appraisal Report.

 63. As described in the Conversion Application, on May 30, 2003, Griffin issued a pro forma appraisal update report reflecting Mercer's March 31, 2003, unaudited results ("May Update").

 64. As described in the May Update, Griffin's estimated pro forma market value range of Mercer after conversion was unchanged from that reported in the Pro Forma Appraisal Report.

 65. As described in the Plan, Mercer requested that Griffin update its appraisal of the estimated pro forma market value ("Final Update") for Mercer after the conclusion of the Conversion Offering.

 66. As described in the Plan, Griffin will issue an opinion letter that the final offering price is consistent with its estimated pro forma market value, commonly called a bring down opinion ("Bring Down Opinion"), at the conclusion of the Conversion Offering.

 67. As described in the Plan, the total number of shares of Holding Company common stock to be offered will be determined by dividing the uniform anticipated purchase price of $10.00 per share into the maximum valuation amount of the pro forma market value of Mercer after conversion, plus the number of shares required to enable the tax-qualified employee stock benefit plan to purchase in the aggregate ten percent of the total share of conversion stock issued in the offering.

 68. Section 913-A(d) of the Conversion Act provides that the Commissioner may retain, at the mutual company's expense, any expert not otherwise a part of the Commissioner's staff to assist in reviewing the plan of conversion and the independent evaluation of the pro forma market value.

 69. On January 7, 2003, the Department engaged Feldman Financial Advisors, Inc. ("Feldman") to assist in the review of the Plan and review of the independent evaluation of the pro forma market value as estimated by Griffin ("Engagement Letter").

 70. In the Engagement Letter, the Department requested Feldman's opinion as to whether the allocation of subscription rights was fair and equitable under
      Section 914-A(a)(3)(ii) and (b) of the Conversion Act.

 71. The Department also requested Feldman's opinion regarding the reasonableness of the methodologies and assumptions utilized by Mercer (or its advisors) in deriving the estimate of the pro forma market value of Mercer in light of Section 914-A(d) of the Conversion Act.

 72. Feldman is a valuation and advisory firm with experience in mutual to stock conversions, business valuations, and corporate transactions.

 73. On May 5, 2003, Feldman issued its report to the Department with regard to the Engagement Letter.

 74. In its May 5, 2003 report, Feldman issued its opinion that the allocation of subscription rights was fair and equitable under Section
      914-A(a)(3)(ii) and (b) of the Conversion Act.

 75. Feldman also opined that the methodologies and assumptions utilized by Griffin in its Pro Forma Appraisal Report, March Update and May Update in deriving the estimate of the pro forma market value of Mercer were reasonable in light of Section 914-A(d) of the Conversion Act.

 76. The Department requested that Feldman review subsequent updates as proposed by Griffin including the Final Update and the Department requested that Feldman provide an update to the Feldman May 5, 2003 report.

 77. The Department requested that Feldman review the Bring Down Opinion and report on any findings to the Department.

PUBLIC FILE

 78. A public file has been maintained by the Department at its Harrisburg office and has been available to any interested person for inspection and copying. The contents of the public file have also been available upon request by any interested person for copying by the Department at the Commonwealth of Pennsylvania's copying rate of $0.25 per page and for shipping or mailing to any interested person.

 79. The public file is comprised of all documents filed with the Department by Mercer and Holding Company except those for which the Department determined that confidential treatment was appropriate. The public file contains all comments and documents received by the Department from interested persons, responses to those comments received by the Department from Mercer, all final reports other than confidential reports of Mercer's outside consultants, all final reports of the Department's outside consultants, correspondence between the Department and Mercer, and the transcript of the public informational hearing.

 80. All materials in the public file have been indexed in a composite document to aid, inter alia, interested persons who desire to obtain copies of such public documents. The index itself also is a public document, and copies of it have also been available upon request to interested persons.

 81. As of June 18, 2003, the public file consisted of 308 documents amounting to 3,424 pages.

NOTICE, COMMENTS AND HEARING

 82. On February 1, 2003, the Department published notice in the Pennsylvania Bulletin that the Conversion and Acquisition Applications were submitted by Mercer and Holding Company, and such notice invited interested persons to submit comments to the Department regarding the Applications for an indefinite period of time ("Comment Period").

 83. Section 913-A(e) provides that the Commissioner may order a hearing on whether the terms of the plan of conversion comply with the Conversion Act.

 84. Since the Conversion Act does not require that the Commissioner hold a hearing, the conduct of a hearing is solely at the Commissioner's discretion.

 85. If the Commissioner decides to conduct a hearing, the Conversion Act does not require that the hearing be an evidentiary, trial-type hearing.

 86. On April 5, 2003, the Department published notice in the Pennsylvania Bulletin that a public informational hearing would be held on May 15, 2003, with regard to the Conversion Application. The notice advised that the hearing would provide an opportunity for policyholders and interested persons to present oral comments relevant to the Plan. In the alternative, the notice also stated that written comments could be mailed to the Department or sent via the Internet.

 87. On April 15, 2003, Mercer sent a notice by first class mail to all Eligible Members advising that the hearing was scheduled to be held on May 15, 2003.

 88. A public informational hearing is in the nature of a town meeting or a legislative hearing. It is not a formal proceeding and does not therefore, contemplate or accept formal action such as petitions or motions.

 89. On May 15, 2003, in an exercise of discretion, the Department held a hearing with regard to the Conversion Application as provided for in
      Section 913-A(e) of the Conversion Act.

 90. During the hearing, the Department described its review process, Mercer outlined the sequence of events leading up to the development of the Plan, Griffin explained the pro forma market valuation, and Feldman reviewed its findings with regard to its work performed.

 91. Of those policyholders and other interested persons in attendance, one (1) individual gave oral comments.

 92. As a spokesman for the First Blessing Church of Florence, N.J., a Mercer policyholder, Reverend Philip Loria stated that the proposed subscription rights conversion is unethical to New Jersey policyholders. In support of his statement, Rev. Loria stated that policyholders of a mutual company are owners of the company and, therefore, entitled to a distribution of the converting company's surplus, which is not occurring in this stock conversion. He also declared that, in New Jersey, the policyholders would have been remunerated, whereas, under Pennsylvania law, in the proposed plan the policyholders are merely given the opportunity "to buy something that technically [they] already own."

 93. In response, Deputy Commissioner Johnson noted that Pennsylvania law provides several methods for a mutual to stock conversion, including a subscription rights offering as proposed by Mercer.

 94. Rev. Loria also asked for a policyholder list, so he could communicate with other policyholders regarding his comments.

 95. Deputy Commissioner Johnson, in response, explained that there was a court-crafted method for communication with policyholders which was set forth in a Chester County Court of Common Pleas case the last time Mercer attempted a stock conversion. He advised Rev. Loria to communicate with Mercer regarding the methodology.

 96. At the conclusion of the hearing, the Department announced that the Comment Period with regard to the Plan would end on the close of business on June 13, 2003.

 97. On May 24, 2003, the Department published notice in the Pennsylvania Bulletin that the Comment Period with regard to the Plan would end on June 13, 2003.

 98. The Department received a total of 12 written comments during the Comment Period.

COMPLIANCE WITH STATUTORY STANDARDS

 99. Section 913-A establishes standards that a proposed plan of conversion must satisfy in order for approval to be granted.

100. Section 913-A(c) of the Conversion Act provides that the Commissioner shall approve the plan of conversion of a domestic mutual insurer if the Commissioner finds that the plan complies with the Conversion Act, the plan will not prejudice the interests of the members, and the plan's method of allocating subscription rights is fair and equitable.

101. Based on the information received and analyses conducted, the Commissioner finds that the Conversion Application complies with the Conversion Act, will not prejudice the interests of the members of Mercer, and provides for a fair and equitable method of allocating subscription rights.

102. If any of the above Findings of Fact are determined to be Conclusions of Law, they shall be incorporated in the Conclusions of Law as if fully set forth therein.

                               CONCLUSIONS OF LAW

 1. The Conversion Act provides the Commissioner jurisdiction to review and approve or disapprove the Mercer Plan as described in the Conversion Application.

 2. Section 913-A of the Conversion Act provides that a mutual company proposing to convert to the stock corporate form must file the required documents, including a plan of conversion, with the Insurance Commissioner for approval or disapproval.

 3. Mercer filed the required documents, consistent with Section 913-A of the Conversion Act.

 4. Section 913-A of the Conversion Act requires, inter alia, that a plan of conversion will not prejudice the interests of the members.

 5. The Conversion Application's provision for the diversification of risk by the conversion and reorganization of the holding company structure is not inconsistent with the Conversion Act.

 6. Sections 913-A and 917-A of the Conversion Act provide several methods by which a mutual insurance company may convert to a stock corporate form, including a distribution of subscription rights to those eligible members.

 7. The choice of the method of conversion is to be made by the mutual insurance company.

 8. Mercer's selection of the distribution of subscription rights method for conversion to the stock corporate form is consistent with Section 913-A of the Conversion Act.

 9. The distribution of consideration in the form of Subscription Rights to Eligible Members in exchange for their membership interests in Mercer is consistent with the Conversion Act.

10. A plan of conversion which includes the issuance of stock subscription rights must contain all information and documentation required by Section 913-A and 914-A of the Conversion Act.

11.  The Conversion Application filed by Mercer satisfies the requirements of
     Section 913-A and 914-A of the Conversion Act with respect to the issuance of stock subscription rights.

12. Section 913-A of the Conversion Act provides that the Commissioner may conduct a hearing in review of a proposed plan of conversion but does not require that the Commissioner conduct a hearing.

13. The Commissioner has the discretion to choose whether or not to conduct a hearing.

14. The hearing conducted on May 15, 2003, was a proper exercise of the Commissioner's discretion under Section 913-A of the Conversion Act.

15. If a hearing is held, the Conversion Act does not require the hearing to be conducted under the Administrative Agency Law, 2 Pa. C.S. sec.sec. 501-555, utilizing the General Rules of Administrative Practice and Procedure, 1 Pa. Code, Chapters 31, 33, and 35.

16. A public informational type of hearing is appropriate under the Conversion Act in the Commissioner's review of a proposed plan of conversion.

17. A public informational hearing is an informal proceeding in the nature of a town meeting.

18. The formal elements of an evidentiary, trial-type proceeding, such as, inter alia, motions, petitions, cross-examination, and swearing of witnesses are not appropriate in a public informational hearing.

19. Section 913-A of the Conversion Act requires that a proposed plan of conversion, and any amendments thereto, must be approved by not less than a two-thirds majority of the board of directors of the mutual company before filing with the Commissioner.

20. The unanimous approval by the Board of Directors of Mercer of the Plan, as well as all subsequent amendments, satisfies the statutory requirement found in Section 913-A(a) of the Conversion Act.

21. The Commissioner does not have jurisdiction or authority to review a plan of conversion, and any amendments thereto, that has not been approved by the board of directors of the mutual company as required by Section 913-A of the Conversion Act.

22. Section 914-A(a)(3)(i) of the Conversion Act provides that each eligible member is to receive, without payment, nontransferable subscription rights to purchase the capital stock of the converted stock insurance company, or the capital stock of a corporation organized for the purpose of purchasing and holding all the stock of the converted stock insurance company. In the aggregate, all eligible members shall have the right, prior to the right of any other party, to purchase one hundred percent (100%) of the capital stock offered, exclusive of any capital stock purchased by the company's tax-qualified employee stock benefit plan.

23. The Conversion Application's provision for offering subscription rights for 100% of the Holding Company's capital stock is consistent with the Conversion Act.

24. Section 916-A(a) of the Conversion Act provides that a plan of conversion may include a provision for the allocation to directors and officers of the mutual company, without payment, nontransferable subscription rights to purchase capital stock of the holding company as part of the offering. These subscription rights shall be allocated among the directors and officers by a fair and equitable formula and shall be subordinate to the subscription rights of Eligible Members.

25. The Conversion Application's provision for the allocation to directors and officers of nontransferable subscription rights to purchase capital stock of the Holding Company is consistent with the Conversion Act.

26. Section 916-A(b) of the Conversion Act limits the aggregate total number of shares that may be purchased by directors and officers in their capacity as directors and officers or as Eligible Members to 35% of the total number of shares to be issued if the total assets of the mutual company are less than $50 million or 25% of the total number of shares to be issued if the total assets of the mutual company are more than $500 million. For mutual companies with total assets of or between $50 million and $500 million, the percentage of the total number of shares that may be purchased shall be interpolated.

27. The Conversion Application's provision with respect to the aggregate limitation on the purchase of Holding Company stock by officers and directors of Mercer is consistent with the Conversion Act.

28. Section 916-A(c) of the Conversion Act provides for a plan of conversion to allocate to a tax-qualified employee benefit plan nontransferable subscription rights to purchase up to 10% of the conversion stock and the plan may exercise its subscription rights regardless of the total number of shares purchased by other persons.

29. The Conversion Application's provision for the issuance of 10% of the capital stock for the tax-qualified employee benefit plan is consistent with the Conversion Act.

30. Section 914-A(e) of the Conversion Act requires that the Plan must set a purchase price per share of the capital stock and must set the minimum subscription amount per eligible member at an amount not in excess of $500.00.

31. Both the anticipated purchase price of $10.00 per share of capital stock of Holding Company and the minimum required subscription in the amount of $250.00 satisfy the statutory requirement of Section 914-A(e).

32. Section 914-A(g) of the Conversion Act requires that, no director, officer or person acting in concert with a director or officer shall acquire any capital stock of the converted stock company or the stock of any other participating corporation for three (3) years after the effective date of the conversion except through a broker-dealer or upon the prior approval of the Commissioner.

33. The provisions of the Plan prohibiting directors, officers or persons acting in concert with the directors or officers from acquiring any capital stock of Holding Company, Mercer or their legal successors (collectively "Affiliates") for a three (3) year period after the effective date of the conversion except through a broker-dealer or upon the prior approval of the Commissioner are consistent with Section 914-A(g) of the Conversion Act.

34. Section 914-A(h) of the Conversion Act prohibits director or officer from selling their stock of an Affiliate purchased in the conversion within one year of the effective date of conversion.

35. The provisions in the Plan which prohibit officers and directors from selling their personal holdings of Affiliate stock within one year of the effective date of conversion are consistent with Section 914-A(h) of the Conversion Act.

36. Section 914-A(j) of the Conversion Act requires that the Plan state that neither the converted stock company nor any other corporation participating in the conversion may repurchase any of its capital stock for three (3) years without the prior approval of the Commissioner.

37. The provisions of the Plan which prohibit Holding Company from repurchasing any of its stock within a three (3) year period after the effective date of the conversion, are in accordance with Section 914-A(j).

38. Section 916-A(a) of the Conversion Act requires that subscription rights allocated among the officers and directors must be by a fair and equitable formula and must be subordinate to the subscription rights of the eligible members.

39. The Plan's provisions for the allocation of subscription rights to directors, officers and employees of Mercer is consistent with Section 916-A(a) of the Conversion Act in that the allocation is by a fair and equitable formula and is subordinate to the subscription rights of eligible members.

40. Section 921-A(b) of the Conversion Act prohibits the converted stock company from implementing any non-tax-qualified stock benefit plan for two
     (2) years after the conversion unless the plan is approved by a majority of votes eligible to be cast at a meeting of shareholders held not less than six (6) months after the effective date of the conversion.

41. The proposed Stock Compensation Plan provided for in the Plan is in accordance with Section 921-A(b) of the Conversion Act.

42. In accordance with Section 913-A(c) of the Conversion Act, the Commissioner must approve a plan of conversion if the Commissioner finds each of the following:

     a) The plan complies with the requirements of the Conversion Act;

     b) The plan will not prejudice the interests of the members of Mercer; and

     c) The plan's proposed method of allocating subscription rights is fair and equitable.

43. In accordance with Section 913-A(c) of the Conversion Act, the Commissioner finds that:

     a) Mercer's Plan complies with the requirements of the Conversion Act;

     b) Mercer's Plan will not prejudice the interests of the members of Mercer; and

     c) Mercer's proposed method of allocating subscription rights is fair and equitable.

44. Under Section 1402 of the Insurance Holding Companies Act, the Department has jurisdiction to review and approve the acquisition of controlling securities of a domestic insurer if, after consummation thereof, the acquiring person would be in control of the domestic insurer.

45.  Mercer and Holding Company have common boards of directors.

46. As such, the acquisition of the capital stock of Mercer by Holding Company does not change or influence the ultimate control of Mercer.

47. Accordingly, the acquisition of the capital stock of Mercer is exempt from the requirements of Section 1402(b) of the Insurance Holding Companies Act.

48. The Restructuring Application was properly filed pursuant to and in accordance with Section 1402(g) of the Insurance Holding Companies Act.

49. The instant transaction is not being contemplated to change or influence the ultimate control of Mercer, and, therefore, is exempt from the requirements of Section 1402(b) of the Insurance Holding Companies Act.

50. If any of the above Conclusions of Law are determined to be Findings of Facts, they shall be incorporated in the Findings of Fact as if fully set forth therein.

                       BEFORE THE INSURANCE COMMISSIONER
                                     OF THE
                          COMMONWEALTH OF PENNSYLVANIA

In Re:

Applications of Mercer Mutual Insurance Company and Mercer Insurance Group, Inc. Requesting Approval of a Two-Step Integrated Transaction Allowing for the Conversion of Mercer Mutual Insurance Company to a Stock Insurance Company and the Immediate Restructuring of the Holding Company System, which includes Mercer Mutual Insurance Company
Pursuant to the Insurance Company Mutual-to-Stock Conversion Act, Article VIII-A of the Insurance Company Law of 1921, Act of May 17, 1921, P.L. 682, as amended, added 1995, Dec. 21, P.L. 714, as amended, 40 P.S. sec.sec. 911-A et seq., and
Section 1402 of the Insurance Holding Companies Act, Article XIV of the Insurance Company Law of 1921, Act of May 17, 1921, P.L. 682, as amended, 40 P.S. sec. 991.1402.

Order No. ID-RC-03-22

                                     ORDER

     Upon consideration of the foregoing, the Insurance Commissioner of the Commonwealth of Pennsylvania ("Commissioner") hereby makes the following Order:

1. The applications of Mercer Mutual Insurance Company (both before and after conversion "Mercer") and Mercer Insurance Group, Inc. ("Holding Company") requesting approval of a two-step integrated transaction allowing for the conversion of Mercer to a stock insurance company and the immediate restructuring of the holding company system, which includes Mercer, is hereby approved, subject to this Order and the following conditions:

      a) Mercer shall, within one hundred twenty (120) days of this Order, send to each member whose policy was in force as of December 13, 2002 ("Eligible Member") the notice of the members' meeting to vote on the Plan of Conversion ("Special Meeting"); the notice shall be in the form contained in the Conversion Application and shall include the Proxy Statement/Prospectus, any amendments or supplements thereto, and any other notice materials ("Notice Materials").

      b) Mercer shall provide to the Commissioner for review and comment the Notice Materials Mercer proposes to send to each Eligible Member advising of the Special Meeting.

      c) Mercer shall include a full copy of the Plan of Conversion, as approved by the Commissioner, the full Decision and Order of the Department, and the notice of the Special Meeting sent to each Eligible Member, with the Notice Materials.

      d) Mercer shall not distribute the Notice Materials to any Eligible Members until the Department has notified Mercer in writing that it has no further comments on said materials, including any changes or additions to the Notice Materials that are made after the date hereof.

      e) Mercer shall submit for the Commissioner's approval any changes to the Plan of Conversion, including, but not limited to, changes in the subscription purchase limitations as set forth in the Plan of Conversion.

      f) Mercer shall use its best efforts to ascertain the current mailing addresses of all Eligible Members prior to mailing of the Notice Materials.

      g) Mercer shall mail the Notice Materials by United States Post Office Priority Mail or first class mail, or the equivalent thereof, postage prepaid, to the last known address of each Eligible Member, at least thirty (30) days before the date of the Special Meeting.

      h) Prior to mailing the Notice Materials to Eligible Members, the U.S. Securities and Exchange Commission ("SEC") shall have issued an order declaring Mercer Insurance Group, Inc.'s ("Holding Company") Registration Statement No. 333-104897 on Form S-1 effective under the

          Securities Act of 1933, as amended, and Holding Company shall have advised the Department in writing of the issuance of the order of the SEC. A copy of such order shall be filed with the Department within one (1) business day of the receipt thereof by Holding Company.

      i) Within two (2) business days after the first mailing of the Notice Materials to the Eligible Members, Mercer shall file a full copy of the Notice Materials, exactly as mailed to the Eligible Members, with the Department.

      j) Prior to the effective date of the conversion, Mercer shall submit for the Department's prior written approval any:

         i) changes or additions to the Plan of Conversion or the exhibits thereto that are made subsequent to the date of this Order; and

         ii) waiver of any condition precedent to completion of the transactions contemplated by the Plan of Conversion or the waiver of any other rights, duties or obligations of Mercer set forth in the Plan of Conversion.

      k) In order to effectuate the stock conversion, the Plan of Conversion of Mercer must be approved by the affirmative vote of two-thirds (2/3) of the Eligible Members who cast votes in person or by proxy at the Special Meeting, as required by Section 918-A of the Insurance Company Mutual-to-Stock Conversion Act, 40 P.S. sec. 911-A, et seq., as amended (the "Conversion Act").

      l) Within two (2) business days after the conclusion of the Special Meeting, Mercer shall provide written notice to the Department of the results of the votes cast at the Special Meeting.

      m) Within thirty (30) days of the Special Meeting, Mercer shall file with the Department the minutes of the Special Meeting and the amended and restated articles of incorporation and bylaws which were adopted by the Eligible Members of Mercer.

      n) In order to effectuate the stock conversion, the Eligible Members must have approved the plan and adopted the amended articles of incorporation, and Mercer must have filed the amended articles of incorporation as adopted with the Secretary of the Commonwealth, as required by Section 918-A of the Conversion Act.

      o) Following approval by the Eligible Members in accordance with the Conversion Act, Mercer shall effectuate the conversion as contemplated in the Conversion Application no later than 180 days following the date of this Order.

      p) No policy of Mercer in force at the time of conversion shall be terminated by reason of the conversion. Additionally, the conversion shall not change, reduce or impair in any way the insurance obligations of Mercer under any insurance policy issued or contract entered into by Mercer.

      q) The composition of the board of directors and the committees of the board of Mercer shall satisfy the requirements of Section 1405 of the Insurance Holding Companies Act, 40 P.S. sec. 991.1405.

      r) Mercer shall publish this Decision and Order on its Internet website within five (5) business days after the date of this Decision and Order.

      s) Mercer shall follow the procedures for the subscription and community and syndicated community stock offerings ("Conversion Offering") as specified in the Plan of Conversion.

      t) Mercer shall further consult with the Insurance Department before proceeding should the Conversion Offering not be fully subscribed.

      u) Mercer shall, within thirty (30) days of the conclusion of the Conversion Offering, provide a report to the Insurance Department; such report shall indicate the number of shares and percentage of total shares purchased by the directors, officers and employees of Mercer.

      v) No director, officer or person acting in concert with a director or officer shall acquire any capital stock of Holding Company, Mercer or their legal successors (collectively "Affiliates") for a three (3) year period after the effective date of the conversion except through a broker-dealer or upon the prior approval of the Commissioner consistent with Section 914-A(g) of the Conversion Act.

      w) No director or officer shall sell their personal holdings of Affiliate stock purchased in the conversion within one (1) year of the effective date of conversion.

      x) Within five (5) business days after the Conversion Offering, Mercer shall provide to the Department for review and comment a copy of the Griffin Financial Group, LLC ("Griffin") update of the appraisal of the estimated pro forma market value for mercer after the conclusion of the Conversion Offering ("Final Update").

      y) Within five (5) business days after the effective date of the conversion, Mercer shall file for Department, a copy of the Griffin opinion letter that the final offering price is consistent with its estimated pro forma market value at the conclusion of the conversion offering ("Bring Down Opinion") which:

         i)  will be dated as of the effective date of the conversion; and,

         ii) will conclude that nothing of a material nature has occurred from the date of the Final Update to the date of the Bring Down Opinion to cause the actual purchase price on an aggregate basis to be inconsistent with the total pro forma market value of Mercer at the time of the sale.

      z) On the effective date of the conversion, Mercer and/or Holding Company shall file with the Department:

         i) any certificates and other documents requested by the Department in connection with the consummation of the stock conversion;

         ii) written certifications executed each by the President and Treasurer of both Mercer and Holding Company that all conditions in the Decision and Order have been satisfied except for those permitted by the Department to be satisfied after the effective date; and

         iii) written certifications of undertakings to satisfy any such post-closing conditions in accordance with the terms of this Decision and Order.

      aa) Mercer shall pay, within twenty-five (25) days of receipt, any existing or future invoices for fees and expenses of the advisors and consultants to the Department, in their capacity as advisors and consultants in connection with the stock conversion, as required by the Department, in accordance with the Conversion Act.

      bb) On the last day prior to the effective date of the conversion, the President and Chief Executive Officer of Mercer shall certify that, to the best of his knowledge, the Notice Materials, as of the Special Meeting date and the effective date of the conversion, did not contain any misstatement of a material fact or any omission of a material fact necessary to make the statements made in the Notice Materials, in light of the circumstances under which they were made, not misleading.

      cc) Mercer and Holding Company shall notify the Department immediately if any event occurs subsequent to the issuance of this Order and prior to the effective date of the conversion that does or could cause: (a) the Notice Materials; or (b) the Findings of Fact set forth in the Decision (including the pro forma appraisal update report prepared by Griffin dated May 30, 2003), to contain any misstatement of a material fact or any omission of a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      dd) Mercer shall, within five (5) days of the effective date of the conversion, provide to the Insurance Department a copy of all final executed documents relative to the conversion of Mercer.

      ee) Mercer shall, within sixty (60) days of the effective date of conversion, send a notice to its agents, in a form acceptable to the Insurance Department, giving notice of the conversion.

      ff) For a period of one (1) year after the effective date of the conversion, Holding Company shall not deregister from SEC registration, without prior notice to and consultation with the Department.

      gg) For the three (3) years following the effective date of conversion, Mercer shall be prohibited from declaring or paying any dividends, returns of capital or any other types of distributions to Holding Company, without the prior approval of the Commissioner, unless said distribution has been approved by the Department as a transaction between affiliates filed under the Insurance Holding Companies Act,
           Article XIV of the Insurance Company Law of 1921, Act of May 17, 1921, P.L. 682, as amended, 40 P.S. sec.sec. 991.1401 et seq.
           ("Insurance Holding Companies Act").

      hh) For the three (3) years following the effective date of conversion, Holding Company shall be prohibited from declaring or paying any dividends, returns of capital or any other types of distributions to its shareholders, without the prior approval of the Commissioner.

      ii) For a period of three (3) years after the effective date of the conversion, Mercer and Holding Company shall not voluntarily withdraw any certificate of authority to engage in the insurance business in the Commonwealth of Pennsylvania.

      jj) For a period of three (3) years after the effective date of the conversion, Mercer shall not attempt to or actually redomesticate to another jurisdiction.

      kk) The proposed Stock Compensation Plan, should it be approved by the shareholders, are not to be considered as "other types of distributions" as referenced in Conditions gg) or hh) above.

2. Mercer and Holding Company shall notify the Department within two (2) business days after the receipt of any written notice of any legal or administrative proceeding challenging or in any way relating to the stock conversion.

3. The request from Mercer to change its name subsequent to its conversion from the mutual to stock form to "Mercer Insurance Company" is hereby approved, subject to any requirements of other regulatory authorities, appropriate notice being given promptly to all relevant policyholders, agents and other interested persons, and the filing of the Articles of Amendment with the Pennsylvania Department of State.

4. This Order does not relieve Mercer of the conditions under the Department's Order No. ID-RC-97-36 issued October 14, 1997, approving the redomestication of Mercer from New Jersey to Pennsylvania, and particularly, Condition #7 with regard to Mercer's efforts to expand its product marketing and premium writings throughout Pennsylvania.

     In approving this transaction, the Department has relied upon information provided to it by Mercer and Holding Company, as well as consultants retained by said parties and the Department. Nothing in this determination shall be considered as an endorsement or recommendation of the stock conversion or an investment in the stock of Holding Company or as any opinion regarding the future revenues, earnings or stock prices of Holding Company. The Department has not reviewed the proposed transaction or related documents for compliance with federal law, including but not limited to the federal securities laws, or the laws of any other state.

                                          This Order is effective immediately.

                                          /s/ M. DIANE KOKEN
                                          --------------------------------------
                                          M. Diane Koken
                                          Insurance Commissioner
                                          Commonwealth of Pennsylvania

                                   EXHIBIT C



                 AMENDED AND RESTATED ARTICLES OF INCORPORATION


                                       OF


                            MERCER INSURANCE COMPANY



     First.  The name of the company is Mercer Insurance Company.



     Second. The location and post office address of the registered office of the company in this Commonwealth is 100 Mercer Drive, Lock Haven, PA 17745.



     Third. The company was originally created and organized under the laws of the Commonwealth of Pennsylvania pursuant to Articles of Domestication filed with the Department of State on October 16, 1997. These Amended and Restated Articles of Incorporation are adopted both pursuant to the provisions of the Business Corporation Law of 1988 (the "BCL"), as amended, and the Pennsylvania Insurance Company Mutual to Stock Conversion Act, as amended. The purpose of the company is and it shall have unlimited power to engage in and to do any lawful act concerning any and all lawful business for which company may be incorporated under the BCL, including the business of insurance.



     Fourth.  The term of the company's existence is perpetual.



     Fifth. The aggregate number of shares of capital stock which the company shall have authority to issue is Two Million One Hundred Thousand (2,100,000) shares of common stock, $1.00 par value per share.



     Sixth. The shareholders of the company shall not have the right to cumulate their votes for the election of directors.



     Seventh. No provision of these Amended and Restated Articles of Incorporation may be amended, altered, changed or repealed unless such amendment, alteration, change or repeal is:



          (a) adopted by the Board of Directors;



          (b) approved by the Pennsylvania Insurance Department, if and to the extent that such approval is required by law; and



          (c) approved by the shareholders of the company, if and to the extent that such approval is required by law.

                        [BACK COVER TO PROXY STATEMENT]



                                   IMPORTANT



     Your vote is extremely important. Please vote as recommended unanimously by your Board of Directors by taking these few easy steps:



     1. Please sign, date and promptly mail your enclosed (Color) proxy card in the (Color) postage-paid envelope marked "PROXY RETURN."



     2. Each policy held as of the Voting Record Date is entitled to one vote at the Special Meeting. If you maintained more than one policy on the record date you must sign a card for each such policy to ensure that all of your votes count. Please do so at your earliest convenience.



     3. Voting now by proxy will not deprive you of the right to vote in person at the Special Meeting, should you attend, and will ensure that your important vote is counted.



     If you have any questions about voting or require assistance, you may
contact your agent or Mercer at (  )   -     or (  )   -     . In addition, you
may also call D.F. King, which is assisting Mercer, at 1-800-659-5550.


                                       C-2